                                                                  EXECUTION COPY

                                                                     Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                             THE SEGAL GROUP, INC.,

                                    as Buyer,

                                       and

                            NEXTERA ENTERPRISES, INC.

                                       and

                             SIBSON & COMPANY, LLC,

                                   as Sellers

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
INTRODUCTION ..............................................................................  1

ARTICLE I       PURCHASE AND SALE OF ASSETS................................................  1

Section 1.1.   Purchase and Sale...........................................................  1
Section 1.2.   Buyer Not Successor to Seller; Excluded Liabilities.........................  3
Section 1.3.   Purchase Price..............................................................  5
Section 1.4.   Closing.....................................................................  9
Section 1.5.   Instruments of Conveyance and Transfer......................................  9
Section 1.6.   Post-Closing Assurances..................................................... 10
Section 1.7.   Transfer of Acquired Assets; Consents and Authorizations.................... 10
ARTICLE II      REPRESENTATIONS AND WARRANTIES............................................. 10

Section 2.1.   Representations and Warranties of Seller.................................... 10
    (a)   Organization, Standing and Power................................................. 10
    (b)   Authority; Binding Agreements.................................................... 11
    (c)   Corporate Structure.............................................................. 11
    (d)   Conflicts; Consents.............................................................. 11
    (e)   Financial Information; No Undisclosed Liabilities................................ 12
    (f)   Absence of Changes............................................................... 12
    (g)   Assets, Property and Related Matters; Real Property.............................. 14
    (h)   Patents, Trademarks and Similar Rights........................................... 15
    (i)   Insurance........................................................................ 16
    (j)   Agreements, Etc.................................................................. 17
    (k)   Litigation, Etc.................................................................. 17
    (l)   Compliance; Governmental Authorizations.......................................... 17
    (m)   Labor Relations; Employees....................................................... 18
    (n)   Accounts Receivable and Work-in-Progress......................................... 22
    (o)   Clients and Customers............................................................ 22
    (p)   Accounts Payable................................................................. 23
    (q)   Related Party Transactions....................................................... 23
    (r)   Taxes............................................................................ 23
    (s)   Disclosure....................................................................... 24
    (t)   Brokers.......................................................................... 24
    (u)   Information Technology........................................................... 24
    (v)   Nextera UK Limited............................................................... 24
Section 2.2.   Representations and Warranties by Buyer......................................25

    (a)   Organization, Standing and Power................................................. 25
    (b)   Authority; Binding Agreements.................................................... 25
    (c)   Conflicts; Consents.............................................................. 25
    (d)   Segal UK......................................................................... 25
    (e)   Brokers.......................................................................... 25
Section 2.3.   Survival.................................................................... 26
ARTICLE III     ADDITIONAL AGREEMENTS...................................................... 26
Section 3.1.   Expenses.................................................................... 26
Section 3.2.   Conduct of Business......................................................... 26
Section 3.3.   Further Assurances.......................................................... 26
Section 3.4.   Additional Limitations...................................................... 26
Section 3.5.   Access and Information; Notification of Certain Matters..................... 27
Section 3.6.   Confidentiality; Non-Competition............................................ 27
Section 3.7.   Public Announcements........................................................ 28
Section 3.8.   Use of Name................................................................. 29
Section 3.9.   Certain Tax Matters......................................................... 29
Section 3.10.  Software License............................................................ 30
Section 3.11.  Collection of Accounts Receivable........................................... 30
Section 3.12.  Certain UK Matters.......................................................... 31
ARTICLE IV      CONDITIONS PRECEDENT....................................................... 31
Section 4.1.   Conditions to Obligations of Buyer.......................................... 31
    (a)   Representations and Warranties................................................... 31
    (b)   No Actions or Court Orders....................................................... 32
    (c)   Consents, Amendments and Terminations............................................ 32
    (d)   Bill of Sale and Assignment...................................................... 32
    (f)   Transition Services Agreement.................................................... 32
    (g)   UK Asset Transfer Agreement...................................................... 32
    (h)   Certificates..................................................................... 32
    (i)   Opinion of Counsel............................................................... 32
    (k)   Due Diligence.................................................................... 32
    (m)   Financing........................................................................ 32
    (n)   FIRPTA Certificate............................................................... 32
    (o)   Tax Certificate.................................................................. 32
    (p)   Certain Releases................................................................. 32
    (q)   Other Documents.................................................................. 33
Section 4.2.   Conditions to Obligations of Seller......................................... 33
    (a)   Representations and Warranties................................................... 33

    (b)   No Actions or Court Orders....................................................... 33
    (c)   Assignment, Trademark Assignment and Transition Services Agreement............... 33
    (d)   UK Asset Transfer Agreement...................................................... 33
    (e)   Certificate...................................................................... 33
    (f)   Opinion of Counsel............................................................... 33
    (g)   Releases from Employment Contracts............................................... 33
    (h)   Other Documents.................................................................. 33
ARTICLE V       INDEMNITY.................................................................. 34
Section 5.1.   Indemnification............................................................. 34
Section 5.2.   Limitations................................................................. 37
Section 5.3.   No Election; Set-Off........................................................ 37
ARTICLE VI      MISCELLANEOUS.............................................................. 38
Section 6.1.   Entire Agreement............................................................ 38
Section 6.2.   Termination................................................................. 38
Section 6.3.   Definitions................................................................. 38
Section 6.4.   Descriptive Headings; Certain Interpretations............................... 42
Section 6.5.   Notices..................................................................... 43
Section 6.6.   Counterparts................................................................ 44
Section 6.7.   Benefits of Agreement....................................................... 44
Section 6.8.   Amendments and Waivers...................................................... 44
Section 6.9.   Assignment.................................................................. 44
Section 6.10.  Enforceability.............................................................. 44
Section 6.11.  GOVERNING LAW............................................................... 44
Section 6.12.  CONSENT TO JURISDICTION..................................................... 45

                      Exhibits to Asset Purchase Agreement

Exhibit A                        Bill of Sale
Exhibit B                        Assignment and Assumption
Exhibit C                        UK Asset Transfer Agreement
Exhibit D                        Transition Services Agreement
Exhibit E                        Certificate of Officer of Sellers
Exhibit F                        Opinion of Counsel to Sellers
Exhibit G                        Certificate of Officer of Buyer
Exhibit H                        Opinion of Counsel to Buyer
Exhibit I                        Assignment

                      Schedules to Asset Purchase Agreement

Schedule 1.1(a)(iv)              Transferred Offices Leases
Schedule 1.1(a)(v)               Computers, Equipment, Furniture
Schedule 1.1(a)(vi)              Furnishings, Fixtures, etc.
Schedule 1.1(a)(ix)              Accounts Receivable
Schedule 1.1(a)(xi)              Supplier Contracts
Schedule 1.1(b)(x)               Excluded Accounts Receivable
Schedule 1.2(a)                  Assumed Liabilities
Schedule 1.2(b)                  Unassumed Liabilities
Schedule 1.3(f)                  Purchase Price Allocation
Schedule 2.1                     UK Disclosure Schedule
Schedule 2.1(d)(ii)              Consents
Schedule 2.1(d)(v)               Governmental Consents and Filings
Schedule 2.1(e)(i)               Financial Statements
Schedule 2.1(e)(ii)              Budget
Schedule 2.1(e)(iii)             UK 2000 Accounts
Schedule 2.1(f)                  Changes
Schedule 2.1(g)(i)(A)            Liens
Schedule 2.1(g)(i)(B)            Lien Search Information
Schedule 2.1(g)(ii)              Subleases
Schedule 2.1(h)(i)               Intellectual Property
Schedule 2.1(h)(ii)              License Agreements
Schedule 2.1(i)                  Insurance
Schedule 2.1(j)                  Agreements
Schedule 2.1(k)                  Litigation
Schedule 2.1(1)(i)               Compliance
Schedule 2.1(l)(ii)              Permits
Schedule 2.1(m)(i)(a)            US Employees
Schedule 2.1(m)(i)(b)            UK Employees
Schedule 2.1(m)(vi)              Plans
Schedule 2.1(m)(xiii)            Certain Bonuses
Schedule 2.1(m)(xiv)             Consultants, Advisers
Schedule 2.1(n)                  Accounts and Notes Receivable and Work-in-Progress
Schedule 2.1(o)(i)               Clients and Customers
Schedule 2.1(o)(ii)              Client Contracts
Schedule 2.1(o)(iii)             Backlog Statements
Schedule 2.1(p)                  Accounts Payable
Schedule 2.1(q)                  Related Party Transactions
Schedule 3.10                    Licensed Software
Schedule 4.2(g)                  Required Employee Releases

               ASSET PURCHASE AGREEMENT, dated as of January 30, 2002 (the "Agreement"), by and among The Segal Group, Inc., a Delaware corporation ("Buyer"), and Nextera Enterprises, Inc., a Delaware corporation ("Nextera") and Sibson & Company, LLC, a Delaware limited liability company ("Sibson & Company" and, collectively with Nextera, "Sellers")

                                  INTRODUCTION

               Sellers, directly and indirectly through their Subsidiaries, are engaged in providing executive compensation and benefits, human resources consulting and other services under the "Sibson" name in the United States and under the "Sibson" and "Nextera" names in the United Kingdom (the "Business") and Sellers and their Subsidiaries own certain assets that relate to the Business. Subject to the terms and conditions of this Agreement, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers and their Subsidiaries, substantially all of the assets, tangible and intangible, associated with the Business.

               In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

               SECTION 1.1. Purchase and Sale. (a) Sellers shall, on their own behalf and on behalf of their Subsidiaries, sell, convey, transfer and assign, or shall procure the sale, conveyance, transfer and assignment, to Buyer or its designated Affiliates, and Buyer or its designated Affiliates shall purchase from Sellers and their Subsidiaries, on the Closing Date (as defined in Section 1.4), the Acquired Assets. "Acquired Assets" means, except for the Excluded Assets (as hereinafter defined), the following properties, assets (tangible or intangible), and rights of Sellers and their Subsidiaries used or held in connection with the Business:

               (i) all Intellectual Property used or held for use in connection with the Business, and all goodwill associated therewith;

               (ii) all technologies, methods, formulations, software (including documentation and object and source code listings), trade and business secrets, know-how, inventions, package designs and other processes or proprietary information used, under development or held for use in the Business;

               (iii) all information, customer lists, price lists, identification of suppliers, correspondence, data, drawings, recorded knowledge, customer files, account histories, sales literature and commercial materials relating to the Business; all sales data and other information relating to selling and providing the services relating to the Business; and all accounting information relating to the Business;

               (iv) the leasehold interests in real property set forth on
        Schedule 1.1(a)(iv) (the "Transferred Office Leases") and any security deposits made in connection therewith;

               (v) the computers, equipment, furniture and machinery listed on
        Schedule 1.1(a)(v) hereto;

               (vi) the furnishings, leasehold improvements and similar tangible property located in the offices subject to the Transferred Office Leases and in the London office premises of the Business, including such property listed on Schedule 1.1(a)(vi);

               (vii) all books, records, personnel files, production data, publications, computer files, databases, data, manuals and other materials relating to the Business;

               (viii) all supplies and inventories used or held in connection with the Business;

               (ix) all accounts and other receivables and indebtedness owed to Sellers and their Subsidiaries related to the Business, and all prepaid expenses (excluding any prepaid expense relating to Taxes), deposits (including security deposits) and any other current assets related to the Business, including those listed on Schedule 1.1(a)(ix);

               (x) the contracts and arrangements pursuant to which the Business provides goods and services to its clients and customers, including those listed on Schedule 2.1(o)(ii), and all such contracts and arrangements entered into after the date hereof and prior to the Closing Date;

               (xi) the contracts and agreements listed on Schedule 1.1(a)(xi) hereto with vendors and suppliers of the Business;

               (xii)  all Permits used for or held in relation to the Business;

               (xiii) all rights and claims, including refunds, with respect to all Assumed Liabilities (as defined in Section 1.2(a) below);

               (xiv)  all goodwill relating to the Business; and

               (xv) all claims, counterclaims, credits, causes of action, choses in action, rights of recovery and rights of setoff against third parties to the extent related to the other Acquired Assets.

               (b) Buyer shall not acquire pursuant to this Agreement any of the Excluded Assets. "Excluded Assets" means:

               (i) any assets of Sellers and their Subsidiaries not related to the Business;

               (ii)   cash;

               (iii) any interests in real property other than (A) the Transferred Office Leases and the security deposits made in connection therewith and (B) with respect to the premises leased by Nextera UK Limited (the "UK Lease"), the license to be granted by Nextera UK Limited pursuant to the UK Asset Transfer Agreement;

               (iv) any contracts and agreements with vendors and suppliers of the Business other than the contracts and agreements listed on Schedule 1.1(a)(xi);

               (v)    any assets of employee benefit plans;

               (vi) the cash surrender value of the split-dollar life insurance policies on the lives of the Sibson principals, as well as any other insurance policies;

               (vii) any capital stock, membership interests or other equity interests in Sellers and their Subsidiaries, including Sibson International, LLC, a Delaware limited liability company ("Sibson International"), Sibson AP, LLC, a Delaware limited liability company ("Sibson AP LLC"), Sibson UK Holdings Limited, a private limited company organized and existing under the laws of England and Wales ("Sibson UK Holdings"), The Alexander Corporation Limited, a private limited company organized and existing under the laws of England and Wales ("The Alexander Corporation"), Nextera UK Limited, a private limited company organized and existing under the laws of England and Wales ("Nextera UK Limited"), Nextera Interactive UK Limited, a limited liability company organized under the laws of England and Wales ("Nextera UK Interactive"), Scanada, Inc., a Delaware corporation ("Scanada, Inc."), and Sibson Canada Co., a Nova Scotia unlimited liability company ("Sibson Canada").

               (viii) any assets of Sibson AP LLC and Sibson Canada other than rights to the use of the "Sibson" name;

               (ix) personnel files of employees of the Business not employed by Buyer or its Affiliates after the Closing Date;

               (x) the accounts receivable identified on Schedule 1.1(b)(x), in an aggregate amount of $777,689; and

               (xi) tax records relating to the Business (other than VAT records of the Business in the United Kingdom).

               SECTION 1.2. Buyer Not Successor to Sellers; Excluded
Liabilities.

               (a) Sellers shall, on their own behalf and on behalf of their Subsidiaries, sell, convey, transfer and assign, or procure the sale, conveyance, transfer and assignment, to Buyer or its designated Affiliates, and Buyer or its designated Affiliates shall assume from Sellers and their Subsidiaries, on the Closing Date, the Assumed Liabilities. "Assumed Liabilities" means (A) the current liabilities of Sellers or their Subsidiaries identified on Schedule 1.2(a) and (B) other similar current liabilities of the Business incurred after December 31, 2001 and prior to the Closing Date in the ordinary course consistent with past practice without any act or omission described in clauses (i) through (xviii) of Section 2.1(f). Except for the Assumed Liabilities, Buyer and its Affiliates shall not be the successor to Sellers or their Subsidiaries and Buyer and its Affiliates do not assume and shall not become liable to pay, perform or discharge any obligation or liability whatsoever of Sellers or their Subsidiaries relating to any of the Acquired Assets (all such obligations and liabilities being, collectively, the "Unassumed Liabilities"). Sellers and their Subsidiaries shall retain and pay, perform and discharge when due all of the Unassumed Liabilities.

               (b) The term "Unassumed Liabilities" includes, and Buyer and its Affiliates expressly are not assuming any of, the following liabilities, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable, and whenever arising:

               (i) any liabilities and obligations of Sellers or any Affiliate of Sellers for Taxes (including franchise, income, single business, sales, use, payroll, occupation, property, excise, withholding and other Taxes attributable to Sellers being a member of an Affiliated group or other group filing on a combined or unitary basis and any liability arising from Sellers being a party to a tax sharing agreement);

               (ii) all Taxes arising out of, relating to or in respect of the Business, the Acquired Assets or the use thereof for any taxable period (or any portion thereof) ending on or prior to the Closing Date;

               (iii) any claims, demands, liabilities or obligations of any nature whatsoever (including claims, demands, liabilities or obligations in respect of Federal, state, local and foreign Taxes, advances or loans, environmental matters, occupational safety, workers' or workmen's compensation, grievance proceedings or actual or threatened litigation, suits, claims, demands or governmental proceedings) which arose or were incurred on or before the Closing Date, or which are based on events occurring or conditions existing on or before the Closing Date, or which are based on products sold or services performed by Sellers or their Subsidiaries on or before the Closing Date;

               (iv) any liabilities and obligations of Sellers or any Subsidiary of Sellers under this Agreement, any bill of sale or related instrument issued in connection with this Agreement or otherwise in connection with the transactions contemplated by this Agreement;

               (v) any liabilities of Sellers or any Subsidiary of Sellers not related exclusively to the Business or the Acquired Assets;

               (vi) any liabilities of Sellers or any Subsidiary of Sellers relating to or arising out of any action or inaction by Sellers or their Subsidiaries that would cause any of the representations or warranties in Section 2.1(r) hereof to be inaccurate;

               (vii) except as may be required by UK law with respect to the UK Employees (as defined below), any liabilities of Sellers or any Subsidiary of Sellers to present or former Employees (or their dependents or beneficiaries), consultants or agents related to the Business for any compensation, profit sharing or retirement plan contribution, health benefit coverage or other benefits, commitments or liabilities accrued or otherwise payable, and any liabilities or obligations to present or former shareholders;

               (viii) any obligations or liabilities under the contracts and agreements included in the Acquired Assets for the period prior to the Closing Date; and

               (ix) any liabilities and obligations of Sellers or their Subsidiaries identified on Schedule 1.2(b) as Unassumed Liabilities.

               SECTION 1.3.  Purchase Price.

               (a) Subject to the adjustments set forth in subsection (b) and
(c) of this Section 1.3, the purchase price (the "Purchase Price") for the Acquired Assets and the non-competition covenant set forth in Section 3.6(b) (the "Non-Competition Covenant") shall be (x) $16,000,000 (the "Initial Installment"), (y) any additional purchase price paid under Section 1.3(c) or
Section 1.3(d), and (z) the assumption of the Assumed Liabilities. Subject to the terms and conditions of this Agreement, at the Closing:

               (i) Buyer shall deliver $14,020,000 to Sibson & Company, by wire transfer of immediately available funds;

               (ii) Buyer shall cause to be delivered to Nextera UK Limited by bank check the amount of $700,000 pursuant to the UK Asset Transfer Agreement (as defined below).

The further amount of $1,280,000 of the Initial Installment (the "Holdback Amount") shall be paid to Sibson & Company in accordance with Section 1.3(b) below.

               (b) The Purchase Price shall be decreased dollar for dollar to the extent Working Capital (as defined below) as set forth on the Closing Date Balance Sheet (as defined below) is less than $4,000,000 and shall be increased dollar for dollar to the extent such Working Capital is more than $4,000,000. "Working Capital" means those receivables, prepaid expenses and other current assets (excluding cash and cash equivalents) that are Acquired Assets less (x) those accounts payable, accrued expenses and other current liabilities that are Assumed Liabilities, (y) any costs and expenses related to the transactions contemplated in this Agreement; provided, however, that for purposes of calculating Working Capital the amount recorded in respect of each account receivable shall be reduced by an amount equal to the greater of (A) any reserve recorded in respect of such account receivable pursuant to Sellers' accounting policies, and (B) (x) a reserve equal to one-third of the amount of such account receivable if such account receivable is aged more than six months but less than one year, and (y) by a reserve equal to the full amount of such account receivable if such account receivable is aged one year or more; and provided further that with respect to accounts receivable for which payment is received within 60 days following the Closing Date (as defined below), the amount recorded shall be the amount actually collected. For the avoidance of doubt, it is understood and agreed that all Assumed Liabilities shall be deemed current liabilities for purposes of determining Working Capital. Any adjustment to the Purchase Price made pursuant to this Section 1.3(b) shall be referred to as the "Working Capital Adjustment" and shall be subject to the following provisions:

               (i) As promptly as practicable, but in no event later than 60 days after the Closing Date, Buyer shall cause to be prepared and furnished to Nextera an audited balance sheet for the Business as of the Closing Date (the "Closing Date Balance Sheet"), including a computation of Working Capital as of such date and a calculation of the post-closing adjustment, if any, required pursuant to this Section 1.3(b). The Closing Date Balance Sheet shall be prepared by Buyer in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the preparation of the Financial Statements and shall be certified upon audit by Grant Thornton or other accounting firm of national recognition.

               (ii) Nextera and its independent accountants shall have the right for a period of 15 days after the receipt of the Closing Date Balance Sheet to review the Closing Date Balance Sheet and to present in writing to Buyer any objections in reasonable detail. The Closing Date Balance Sheet shall be deemed to be acceptable to Nextera, and shall become final and binding on all parties, except to the extent that Nextera has made such an objection within such 15 day period. If Nextera raises any such objection within such 15 day period, then Nextera and Buyer shall attempt in good faith to resolve any dispute concerning the item or items subject to such objection.

               (iii) If Nextera and Buyer are unable to resolve any such dispute within 15 days (or such longer period as Nextera and Buyer shall mutually agree in writing) of Nextera's delivery of a written objection, such dispute shall be resolved by an independent accounting firm of national recognition mutually selected by Buyer and Nextera acting as arbitrator, and such determination shall be final and binding on the parties. Only items specified in the written objection shall be subject to adjustment by the independent accounting firm. The fees and expenses of the independent accounting firm shall be borne equally by Buyer, on the one hand, and Nextera, on the other hand.

               (iv) Buyer shall deliver to Sibson & Company the Holdback Amount plus or minus the amount of the Working Capital Adjustment, if any, promptly but in any event no later than ten days following the final determination of the Working Capital Adjustment. If the Working Capital Adjustment leads to a reduction of the Purchase Price by an amount greater than the Holdback Amount, Sellers shall pay the difference to Buyer promptly, but in any event no later than ten days following the final determination of the Working Capital Adjustment. Overdue amounts pursuant to this Section 1.3(b)(iv) shall bear interest at a rate of 8% per annum.

               (c) The Purchase Price shall be increased, if applicable, by the following amount:

               (1) if Average Gross Revenue (as defined below) is equal to or greater than $34,000,000 but less than $35,000,000, by the amount of $500,000;

               (2) if Average Gross Revenue is equal to or greater than $35,000,000 but less than $36,000,000, by the amount of $1,000,000;

               (3) if Average Gross Revenue is equal to or greater than $36,000,000 but less than $37,000,000, by the amount of $1,500,000;

               (4) if Average Gross Revenue is equal to or greater than $37,000,000 but less than $38,000,000, by the amount of $2,250,000;

               (5) if Average Gross Revenue is equal to or greater than $38,000,000 but less than $39,000,000, by the amount of $3,000,000;

               (6) if Average Gross Revenue is equal to or greater than $39,000,000 but less than $40,000,000, by the amount of $3,750,000;

               (7) if Average Gross Revenue is equal to or greater than $40,000,000, by the amount of $4,500,000.

"Average Gross Revenue" means the average of Gross Revenue during the one-year periods ending January 31, 2003 and January 31, 2004. "Gross Revenue" means the revenue (calculated according to GAAP consistently applied) of the Business (including, for purposes of this definition, Buyer's Human Resource Innovation business unit) less the sum of (A) deductions for bad debts related to the Business for the applicable period and (B) $2,240,000. Any adjustment to the Purchase Price made pursuant to this Section 1.3(c) shall be referred to as the "Revenue Adjustment."

               (d) The Purchase Price shall be increased, if applicable, by the following amount:

               (1) if Cumulative Gross Profits (as defined below) are equal to or greater than $52,720,000, by the amount of $15,000,000; or

               (2) if Cumulative Gross Profits are less than $52,720,000 but greater than $47,450,000, by an amount equal to the sum of
                      (A) $7,500,000, plus (B) the product of (x) $7,500,000,
                      multiplied by (y) a fraction (expressed as a decimal to the nearest 100th), the numerator of which is the difference between Cumulative Gross Profits and $47,450,000, and the denominator of which is $5,270,000; or

               (3) if Cumulative Gross Profits are equal to $47,450,000, by the amount of $7,500,000; or

               (4) if Cumulative Gross Profits are less than $47,450,000, by zero.

"Cumulative Gross Profits" means the revenue (calculated according to GAAP consistently applied) of the Business (including, for purposes of this definition, Buyer's Human Resource Innovation business unit) for the two year period ending January 31, 2004 less the sum of (A) deductions for compensation and fringe benefits for principals, senior consultants and consultants (whether engaged as employees or independent contractors), (B) deductions for bad debts related to the Business for the applicable two year period and (C) $1,500,000; provided, however, there shall be no deductions for bonuses paid to management, consultants or Employees related to the profitability of the Business, and for selling, general and administrative expenses and/or allocated corporate overhead. Any adjustment to the Purchase Price made pursuant to this Section 1.3(d) shall be referred to as the "Earnout Adjustment."

               (e) The Revenue Adjustment and the Earnout Adjustment shall be subject to the following provisions:

               (i) As promptly as practicable, but in no event later than 120 days after January 31, 2004, Buyer shall cause to be prepared and furnished to Nextera an audited statement of operations for the Business for the two year period ending January 31, 2004 (the "Earnout Statement of Operations"), including a computation of Average Gross Revenue and Cumulative Gross Profits and a calculation of the post-closing adjustments, if any, required pursuant to Section 1.3(c) and Section 1.3(d). The Earnout Statement of Operations shall be prepared by Buyer in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements and shall be certified upon audit by Grant Thornton or other accounting firm of national recognition.

               (ii) Nextera and its independent accountants shall have the right for a period of 30 days after the receipt of the Earnout Statement of Operations to review the Earnout Statement of Operations and to present in writing to Buyer any objections in reasonable detail. The Earnout Statement of Operations shall be deemed to be acceptable to Nextera, and shall become final and binding on all parties, except to the extent that Nextera has made such an objection within such 30 day period. If Nextera raises any such objection within such 30 day period, then Nextera and Buyer shall attempt in good faith to resolve any dispute concerning the item or items subject to such objection.

               (iii) If Nextera and Buyer are unable to resolve any such dispute within 30 days (or such longer period as Nextera and Buyer shall mutually agree in writing) of Nextera's delivery of a written objection, such dispute shall be resolved by an independent accounting firm of national recognition mutually selected by Buyer and Nextera acting as arbitrator, and such determination shall be final and binding on the parties. Only items specified in the written objection shall be the subject of adjustment by the independent accounting firm. The fees and expenses of the independent accounting firm shall be borne equally by Buyer, on the one hand, and Nextera, on the other hand.

               (iv) The unpaid portion of the Revenue Adjustment and the Earnout Adjustment shall bear interest at the rate of 6% per annum, calculated from the day following the date of final determination of the Revenue Adjustment and the Earnout Adjustment in accordance with this Section and payable in arrears on the last business day of each calendar quarter. Buyer shall pay (A) the full amount of the Revenue Adjustment and fifty percent of the Earnout Adjustment with accrued interest no later than 10 days following the date of final determination of the Revenue Adjustment and the Earnout Adjustment; (B) the remaining fifty percent of the Earnout Adjustment with accrued but unpaid interest no later than the earlier of (i) 30 days following the Senior Debt maturity date, (ii) 30 days following the repayment in full of the Senior Debt, if paid prior to maturity, (iii) 30 days following a change in the control of Buyer, and (iv) 30 days following the fifth anniversary of the Closing Date. Notwithstanding the foregoing, no amounts referred to in this Section 1.3(e)(iv), including any interest accruing pursuant to this Section 1.3(e)(iv), shall be payable to the extent that, and for so long as, such payment is not permitted pursuant to the Credit Agreement relating to the Senior Debt;

        provided, however, that amounts that are not payable by reason of this sentence shall bear interest at the rate of 10% per annum for the period during which they are not payable for such reason until payment is made.

               (f) The Purchase Price shall be allocated among the Acquired Assets and the Non-Competition Covenant as set forth in Schedule 1.3(f) and such allocation shall be adjusted in a manner to be agreed upon by Buyer and Sellers to reflect adjustments to the Purchase Price, if any, subsequent to the Closing Date; provided, however, that the parties agree that any such adjustment shall be consistent with the original allocation and that the amount of any Revenue Adjustment and any Earnout Adjustment shall be treated as an adjustment to the Purchase Price. The parties hereto agree to complete jointly and to file separately Form 8594 with their respective Federal income Tax Returns consistent with such final allocation for the Tax year in which the Closing Date occurs. If such allocation is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify the other party hereto of the existence and shall cooperate with the other party in resolving such dispute. Buyer and Sellers further agree that each party shall, and shall cause their respective Affiliates to (as applicable), (i) report the transactions contemplated by this Agreement for Tax purposes in accordance with the agreed-upon allocation of the Purchase Price, pursuant to Section 1060 of the Code and the regulations thereunder, (ii) cooperate in executing such certifications or other documents as may be reasonably required to evidence such allocations, and (iii) agree not to take, in any filing with or accompanying any Tax Return reporting any part of the transaction undertaken herein, a position inconsistent with such allocations. Buyer and Sellers shall and shall cause their respective Affiliates to (as applicable) follow such allocation in determining and reporting their liabilities for Federal, state, local and foreign Tax Returns filed by them subsequent to the Closing Date.

               SECTION 1.4. Closing. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York 10019, or such other place or places as Sellers and Buyer shall agree, at 10:00 A.M. (Eastern Standard Time) on the later of (a) January 29, 2002, and
(b) the date on which all conditions set forth in Article IV shall have been satisfied or waived, or such other date and time agreed to by Sellers and Buyer (such date of the Closing being hereinafter called the "Closing Date").

               SECTION 1.5. Instruments of Conveyance and Transfer. At the
Closing:

               (a) Sellers shall execute and deliver to Buyer the Bill of Sale, in substantially the form of Exhibit A (the "Bill of Sale");

               (b) Sellers and Buyer shall execute and deliver the Assignment and Assumption, in substantially the form of Exhibit B (the "Assignment");

               (c) Sellers and Buyer shall cause to be executed and delivered by Nextera UK Limited and Segal UK an asset transfer agreement in substantially the form of Exhibit C (the "UK Asset Transfer Agreement") relating to the acquisition by Segal UK of those Acquired Assets owned and held by Nextera UK Limited;

               (d) the parties shall, and shall cause their Affiliates to, execute and deliver such other instruments of transfer, conveyance and assignment (in a form satisfactory to Sellers and Buyer) as shall be necessary in the reasonable judgment of Buyer to transfer, convey and assign the Acquired Assets to Buyer or its designated Affiliates.

               SECTION 1.6. Post-Closing Assurances. Sellers shall, and shall cause their Subsidiaries to, at any time and from time to time after the Closing Date, upon the request of Buyer, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required for the better transferring, conveying, assigning and assuring to Buyer or its designated Affiliates, or for the aiding and assisting in the reducing to possession by Buyer or its designated Affiliates of, any of the Acquired Assets.

               SECTION 1.7. Transfer of Acquired Assets; Consents and Authorizations. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an agreement or attempt to transfer, sublease or assign any contract, license, lease, sales order, purchase order or other agreement or any claim or right of any benefit arising there under or resulting therefrom or any Permit if an attempted transfer, sublease or assignment thereof, without the consent or authorization of any other party thereto, would constitute a breach thereof or in any way adversely affect Buyer's or any of its Affiliates' rights to receive the benefits thereunder. If any attempted transfer, sublease or assignment by Sellers or their Subsidiaries of any Acquired Assets is limited by the immediately preceding sentence and such required consent or authorization has not been obtained, then (subject to waiver by Buyer of any applicable conditions to the consummation of the transactions contemplated by this Agreement) such transfer, sublease or assignment shall be subject to any such consent or required authorization being obtained. Sellers shall, and shall cause their Subsidiaries to, use their best commercially reasonable efforts to obtain such consent or authorization as promptly as practicable, and Sellers and Buyer shall cooperate (at their own expense) in any lawful and commercially reasonable arrangement reasonably proposed by Buyer under which Buyer or any of its Affiliates shall obtain (without infringing upon the legal rights of such third party or outside party or violating any applicable Law) the economic claims, right and benefits under the asset, claim or right with respect to which the consent or authorization has not been obtained in accordance with this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

               SECTION 2.1. Representations and Warranties of Sellers. Except for matters specifically disclosed by reference to the relevant Section of this Agreement in Schedule 2.1 with respect to the Business in the United Kingdom, Sellers jointly and severally represent and warrant to Buyer as follows:

               (a) Organization, Standing and Power. Nextera is a corporation, and Sibson & Company is a limited liability company, in each case duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Sellers and their Subsidiaries involved in the Business has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, except where the failure, individually or in the aggregate, to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, operations or prospects of the Business.

               (b) Authority; Binding Agreements. The execution and delivery of this Agreement and the Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Sellers and their Subsidiaries. Sellers have all requisite corporate power and authority to enter into this Agreement and the Related Instruments and to consummate the transactions contemplated hereby and thereby and this Agreement and the Related Instruments have been, or upon execution and delivery thereof will be, duly executed and delivered by Sellers. This Agreement and the Related Instruments are, or upon execution and delivery thereof will be, the valid and binding obligations of Sellers or, enforceable against Sellers in accordance with their respective terms.

               (c) Corporate Structure. Nextera owns 100% of the membership interests of Sibson & Company, and Sibson & Company owns 100% of the membership interests of Sibson International. Sibson International owns all of the issued shares of Sibson UK Holdings, and Sibson UK Holdings owns all of the issued shares of Nextera UK Limited and The Alexander Corporation. Except for holding the equity interests described in the preceding sentence, Sibson International and Sibson UK Holdings have conducted no business since their formation. There are no outstanding options, warrants, rights, commitments, or preemptive rights or agreements of any kind for the issuance and sale of, or rights convertible into, and additional equity of any class or kind of Sibson & Company, Sibson International, Sibson UK Holdings or Nextera UK Limited. On January 1, 2000, The Alexander Corporation transferred all of its business activity, workforce and assets to Nextera UK Limited, and since that date The Alexander Corporation has not conducted any business activity of any kind. On August 1, 2001, Nextera UK Interactive transferred all of its business activity, workforce and assets to Nextera UK Limited, and since that date Nextera UK Interactive has not conducted any business activity of any kind. Except for matters that are not material to the conduct, condition (financial or otherwise), operations or prospects of the Business, all of the assets used or held for use in connection with the Business are held directly by Sibson & Company or Nextera UK Limited.

               (d) Conflicts; Consents. The execution and delivery of this Agreement and the Related Instruments, the consummation of the transactions contemplated hereby or thereby and compliance by Sellers or their Subsidiaries with any of the provisions hereof or thereof do not and will not (i) conflict with or result in a breach of the certificate of incorporation, by-laws or other constitutive documents of Sellers or any Subsidiary of Sellers, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, real estate lease, mortgage, indenture, material license, personal property lease, franchise, Permit, agreement or other instrument or obligation to which Sellers or any Subsidiary of Sellers is a party, or by which Sellers or any Subsidiary of Sellers or any of their respective properties or assets may be bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall be obtained before the Closing Date (which waivers or consents are set forth in Schedule 2.1(d)(ii)),
(iii) violate any Law applicable to Sellers, any Subsidiary of Sellers or any of their respective properties or assets, (iv) result in the creation or imposition of Lien upon any property or assets used or held in connection with the Business, (v) except as set forth in Schedule 2.1(d)(v) require the consent or approval by, or any notification of or filing with, any Governmental Entity.

               (e) Financial Information; No Undisclosed Liabilities.

               (i) The following financial statements (the "Financial Statements") of the Business are contained in Schedule 2.1(e)(i):

                   (A) the unaudited balance sheets as of December 31, 1999,
               2000 and 2001; and

                   (B) the unaudited statements of operations for the three
               years ended December 31, 1999, 2000 and 2001.

        The Financial Statements have been prepared in accordance with GAAP consistently applied, present fairly the financial condition and results of operations of the Business and are true and correct in all material respects. There are no liabilities or obligations of Sellers or their Subsidiaries related to the Business or the Acquired Assets of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (x) liabilities disclosed or provided for in the Financial Statements and (y) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Financial Statements that are not material to the Business, taken as a whole.

               (ii) Schedule 2.1(e)(ii) contains the operating budget of the Business for calendar years 2001, 2002 and 2003. Such operating budget was previously supplied by Sellers to Buyer, subject to the understanding that (i) projections have been made in good faith by the management of the Sellers and in the view of the Sellers' management are reasonable in light of all information known to Sellers and their Subsidiaries, and (ii) no representation or warranty is made as to whether the projected results will be realized.

               (iii) The financial statements of Nextera UK Limited for the year ended December 31, 2001 (the "UK Accounts") are contained in Schedule 2.1(e)(iii), and the UK Accounts comply with the provisions of the UK Companies Act 1985 as applicable and have been prepared in accordance with the requirements of all relevant statutes and with United Kingdom generally accepted accounting principle and practices and are true and accurate in all respects so far as they are statements of fact and not estimates, and give a true and fair view of all the assets and liabilities (whether present or future, actual or contingent) and of the state of affairs, financial position and results of the Business in the United Kingdom as at and up to December 31, 2001.

               (f) Absence of Changes. Except as set forth in Schedule 2.1(f), since December 31, 2000, Sellers and their Subsidiaries have operated the Business in the ordinary course consistent with past practice and there has not been in connection with or related to the Business:

               (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations or prospects of the Business;

               (ii) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by Sellers or their Subsidiaries, other than obligations under customer contracts, current obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

               (iii) any payment, discharge or satisfaction of any claim or obligation of Sellers or their Subsidiaries, except in the ordinary course of business and consistent with past practice;

               (iv) any sale, assignment, pledge, encumbrance, transfer or other disposition of any tangible asset of Sellers or their Subsidiaries, except for obsolete equipment disposed of in the ordinary course of business consistent with past practice, or any sale, assignment, transfer or other disposition of any, licenses, franchises, or any other intangible assets of Sellers and their Subsidiaries;

               (v) any creation of any material claim or other encumbrance on any property of Sellers or their Subsidiaries;

               (vi) any material write-down of the value of any asset of Sellers or their Subsidiaries or any material write-off as uncollectible of any accounts or notes receivable or any portion thereof;

               (vii) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to Sellers or their Subsidiaries;

               (viii) any capital expenditure or commitment or addition to property, plant or equipment of Sellers or their Subsidiaries, individually or in the aggregate, in excess of $50,000;

               (ix) any increase in the compensation of Employees of Sellers or their Subsidiaries (including any increase pursuant to any bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, shareholder, director, consultant or agent of Sellers or their Subsidiaries having an annual salary or remuneration in excess of $100,000;

               (x) any material damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of Sellers or their Subsidiaries;

               (xi) any change in the Tax or accounting methods or Tax or accounting practices followed by Sellers or their Subsidiaries or any change in depreciation or amortization policies or rates;

               (xii) any adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business of Sellers or any of their Subsidiaries or the relationships between Sellers' and their Subsidiaries' Employees and management;

               (xiii) (A) any amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or Permit relating to the Acquired Assets or the Business or (B) except for this Agreement and the other agreements entered into in connection herewith, any entry into any contract, commitment, agreement, lease, transaction or Permit, including any employment, consulting or retainer agreements, proposal letters or similar documents, except in the cases of the foregoing clauses (A) and (B), the amendment, cancellation or termination or the entering into, of contracts or commitments for the provision of consulting services in the ordinary course of business consistent with past practices;

               (xiv) except as provided in this Agreement or the other agreements contemplated hereby or as described in the Schedules hereto, the incurrence by Sellers or any of their Subsidiaries of any obligation or liability, except any obligation or liability incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating any doubtful account contingency or other reserves of Sellers or any of their Subsidiaries;

               (xv) any failure to pay or satisfy when due any obligation or liability of Sellers or any of their Subsidiaries, except where the failure would not have a material adverse effect on the Business;

               (xvi) any disposition or lapsing of any Intellectual Property owned by Sellers or their Subsidiaries, or any disposition or disclosure by Sellers or their Subsidiaries to any person of any Intellectual Property owned by Sellers or their Subsidiaries not theretofore a matter of public knowledge, other than as would not have a material adverse effect on the Business;

               (xvii) any transfer or disposition of any asset or property relating to the Business from Sellers or the Related Entities to any other Subsidiary of Sellers;

               (xviii) any agreement or action not otherwise referred to in items (i) through (xvi) above entered into or taken that is material to the Business; or

               (xix) any agreement or commitment, whether in writing or otherwise, to take any of the actions specified in the foregoing items
        (i) through (xvii).

               (g) Assets, Property and Related Matters; Real Property.

               (i) Except as set forth on Schedule 2.1(g)(i)(A), Sellers and their Subsidiaries have good title to all of the Acquired Assets, free and clear of all Liens, and except as set forth on Schedule 2.1(g)(i)(A), no security agreement, financing statement or other public notice with respect to all or any part of the Acquired Assets is on file or of record in any government or public office, and neither Sellers nor any of their subsidiaries has consented to the filing of any such statement or notice with respect to the Acquired Assets. The information contained in Schedule 2.1(g)(i)(B) is true and complete in all respects. The tangible property included in the Acquired Assets is in good operating condition and repair, subject to ordinary wear and tear. The Acquired Assets constitute all of the properties, interests, assets and rights of Sellers and their Subsidiaries related to the Business, except for the Excluded Assets, and constitute all those necessary to continue to operate the Business consistent with current and historical practice. At the Closing, Sellers will transfer to Buyer or Buyer's designated Affiliates good title to all of the Acquired Assets, free and clear of all Liens.

               (ii) Sellers and their Subsidiaries do not own any real property used in connection with the Business. With respect to each of the Transferred Office Leases and the UK Lease, (A) Sellers or their Subsidiaries are the owner and holder of all the leasehold interests and estates purported to be granted by such leases, (B) all such leases are in full force and effect and constitute valid and binding obligations of the parties thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Law of general applicability relating to or affecting creditors' rights and to general equitable principles, and (C) Sellers have made available to Buyer true and complete copies of all such leases. There exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance by Sellers or their Subsidiaries or by any lessor under any lease. Except as set forth in Schedule 2.1(g)(ii), neither Sellers or their Subsidiaries nor any other person has granted any oral or written right to anyone other than Sellers or their Subsidiaries to lease, sublease or otherwise occupy any of the properties subject to the Transferred Office Leases or the UK Lease through the end of the applicable lease periods.

               (iii) To the knowledge of Sellers and their Subsidiaries, the real property subject to the Transferred Office Leases and the UK Lease and all appurtenances and improvements, as used, constructed or maintained by Sellers or their Subsidiaries at any time, conform to applicable Law. To the knowledge of Sellers and their Subsidiaries, the use of the buildings and structures located on such real property or any appurtenances or equipment does not violate any restrictive covenants or encroach on any property owned by others. No condemnation proceeding is pending or, to the knowledge of Sellers and their Subsidiaries, threatened which would preclude or impair the use of any such property by Sellers or their Subsidiaries for the uses for which they are intended.

               (iv) Schedule 1.1(a)(v) and Schedule 1.1(a)(vi) set forth, in reasonable detail, for each of the tangible assets identified thereon, the facility of Seller at which such asset is located and, as of December 31, 2001, the original cost, accumulated depreciation and net book value of such asset.

               (h) Patents, Trademarks and Similar Rights. Sellers and their Subsidiaries own or have valid license rights to all Intellectual Property used in the Business as presently conducted (the "Necessary Intellectual Property"). The Acquired Assets include all Necessary Intellectual Property or Sellers' and their Subsidiaries' licenses to use such Necessary Intellectual Property.
Schedule 2.1(h)(i) sets forth all registrations in respect of Intellectual

Property rights owned by Sellers and their Subsidiaries and a description of all material unregistered Intellectual Property rights owned by Sellers and their Subsidiaries in connection with the Business. The registrations listed on
Schedule 2.1(h)(i) have been duly maintained and have not been cancelled, expired or allowed to lapse.

               (i) To the knowledge of Sellers and their Subsidiaries, no Intellectual Property included in the Acquired Assets infringes any rights owned or held by any other person. There is no pending or, to the knowledge of Sellers or their Subsidiaries, threatened claim or litigation against Sellers or their Subsidiaries contesting their right exclusively to use any Intellectual Property included in the Acquired Assets or contesting Sellers' and their Subsidiaries' right to use any Intellectual Property pursuant to Sellers' and their Subsidiaries' licenses therefor. To the knowledge of Sellers and their Subsidiaries, no person is infringing the rights of Sellers or their Subsidiaries in any Intellectual Property included in the Acquired Assets. No product or service sold by Sellers or their Subsidiaries in connection with the Business violates or infringes any Intellectual Property right owned or held by any other person.

               (ii) Schedule 2.1(h)(ii) lists all material license agreements for Intellectual Property among the Acquired Assets either licensed by Sellers or their Subsidiaries as licensor to third parties or licensed by third parties to Sellers and their Subsidiaries as licensee. Sellers have delivered or made available to Buyer correct and complete copies of the license agreements listed in such Schedule.

               (iii) Sellers have taken reasonable measures to protect and preserve the security, confidentiality, value and ownership of the Know-How and other confidential information included in the Necessary Intellectual Property. To the knowledge of Sellers, none of the Know-How is part of the public domain or knowledge, nor, to the knowledge of Sellers, has the Know-How been used by, disclosed or divulged to, or appropriated by or for the benefit of any person other than Sellers and their Subsidiaries or otherwise to the detriment of the Business.

               (iv) To the knowledge of Sellers and their Subsidiaries, Sellers or their Subsidiaries have licensed or otherwise possess the right to use all computer software programs and applications, databases and system or user documentation in use on or in connection with any computer that is part of the Acquired Assets or server hosted for Sellers or their Subsidiaries for which the hosting agreement is among Acquired Assets ("Internal Use Software") as such Internal Use Software is used in connection with the Business either (1) by means of individually purchased or otherwise lawfully and validly acquired licenses that authorize the use of such Internal Use Software together with all other copies of such software used by Sellers or their Subsidiaries, or (2) by means of ownership of intellectual property rights in software through development by Employees, work made for hire arrangements or assignment by third parties. Sellers believe they can obtain on commercially reasonable terms any additional rights in such Internal Use Software necessary for the Business.

               (i) Insurance. Schedule 2.1(i) contains a true and complete list of all policies of casualty, liability, theft, fidelity, life and other forms of insurance related to the Business held by Sellers or their Subsidiaries. True and complete copies of such policies have been delivered or made available for inspection and copy by Buyer. All insurance policies are in the name of Sellers or their Subsidiaries and all premiums with respect to such policies are currently paid. Sellers or their Subsidiaries have not received notice of cancellation or termination of any such policy, nor have they been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies. No claim under any such policy is pending.

               (j) Agreements, Etc. Schedule 2.1(j) contains a true and complete list of all written or oral contracts, agreements and other instruments related to the Business to which any of Sellers or any of their Subsidiaries is a party
(i) relating to indebtedness for money borrowed or capital leases, (ii) of duration of six months or more from the date hereof and not cancelable without penalty, (iii) relating to commitments in excess of $25,000, (iv) relating to the employment or compensation of any director, officer, Employee, consultant or other agent of Sellers or any of their Subsidiaries, (v) relating to the sale or other disposition of any assets, properties or rights, (vi) relating to the lease or similar arrangement of any machinery, equipment, motor vehicles, furniture, fixture or similar property, (vii) between either Seller or between either of Sellers and any of their Subsidiaries, (viii) that restricts the operation of the Business anywhere in the world, (ix) relating to the grant of options with respect to any property, real or personal, where any of Sellers or any of their Subsidiaries is the grantor thereunder, (x) relating to commission arrangements with others, or (xi) that is otherwise material to Sellers or any of their Subsidiaries or entered into other than in the ordinary course of business. Sellers and their Subsidiaries are not in default under any such agreement or instrument where such default could, individually or in the aggregate with defaults under other agreements or instruments, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, operations or prospects of the Business and, to the knowledge of Sellers and their Subsidiaries, all such agreements or instruments are in full force and effect. Sellers have furnished to Buyer true and complete copies of all documents described in Schedule 2.1(j). Except for liabilities specifically identified on Schedule 1.2(a) hereto, there are no liabilities or commitments outstanding or accrued under the agreements listed on Schedule 1.1(a)(xi) hereto.

               (k) Litigation, Etc. Except as set forth on Schedule 2.1(k), since August 30, 1998, there have not been, nor are there, any suits, actions, claims, investigations or legal or administrative or arbitration proceedings related to the Business, pending or, to the knowledge of Sellers and their Subsidiaries, threatened, whether at law or in equity, or before or by any Governmental Entity. Since August 30, 1998, there have not been, nor are there any judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator against Sellers or any of their Subsidiaries or any of their respective assets or properties related to the Business.

               (l) Compliance; Governmental Authorizations.

               (i) Except as set forth on Schedule 2.1(l)(i), Sellers and their Subsidiaries have complied and are in compliance with all Law (including any Law relating to disposal of materials, environmental protection and occupational safety and health) related to the Business. Sellers and their Subsidiaries have all Federal, state, local and foreign Permits necessary to conduct the Business as presently conducted, which Permits (and any exceptions thereto) are set forth in Schedule 2.1(l)(ii). Such Permits are in full force and effect, no violations are or have been recorded in respect of any thereof, no proceeding is pending or, to the knowledge of Sellers and their Subsidiaries, threatened, to revoke or limit any thereof, and Sellers and their Subsidiaries know of no basis for any such proceeding.

               (ii) There are no conditions relating to Sellers or any of their Subsidiaries or relating to Sellers' and their Subsidiaries' ownership, use or maintenance of any real property in respect of the Business previously owned or operated by Sellers or any of their Subsidiaries, and Sellers and their Subsidiaries do not know and have no reason to know of any such condition in respect of such real property not related to the ownership, use or maintenance, that could lead to any liability for violation of any Law relating to pollution or protection of the environment or any other applicable environmental, health or safety Law. Sellers and their Subsidiaries have complied with all applicable environmental, health or safety Law.

               (m) Labor Relations; Employees.

               (i) Schedules 2.1(m)(i)(a) and (b) set forth a list of each individual employed by the Business in the United States and Canada (the "US Employees") and in the United Kingdom (the "UK Employees" and, collectively with the US Employees, the "Employees") as of the date indicated thereon, including details of title, date of hire, salary or wage rate, bonus payments, other benefit payments, date of birth, commissions for the most recent past fiscal year, accrued leave and severance and/or stay bonus obligations and the location at which such Employee is employed. Schedules 2.1(m)(i)(a) and (b) also set forth for each Employee the applicable hourly or other fee or billing rate charged to clients and customers of the Business, the number of billable hours recorded during the previous 12 months, and such Employee's billable hours target.

               (ii) Sellers and their Subsidiaries are not, in relation to the Employees, a party to any labor contract, collective bargaining agreement, contract, letter of understanding or any other agreement with any labor union or other labor organization. As of the Closing Date and since August 30, 1998, Sellers and their Subsidiaries have not experienced, related to the Business, any pending or threatened labor disputes or unfair labor practice proceedings with, or any work slow downs, work stoppages, strike or charges of unfair labor practices by, any present or former employee of the Business due to labor disagreement, and there have been no labor union organizing activities in connection with the operation of the Business since August 30, 1998.

               (iii)  Without limiting the generality of the foregoing:

                      (A) in respect of the US Employees, (1) no unfair labor
               practice charge or complaint is currently pending against Sellers or any of their Subsidiaries with any Governmental Entity, (2) no person has made any claim or charge, nor have Sellers or any of their Subsidiaries received any written notice or communication stating an intention to make any claim or charge against Sellers or any of their Subsidiaries under any Law relating to discrimination with respect to employment, (3) no claim or charge is pending or, to the knowledge of Sellers and their Subsidiaries, threatened against Sellers or any of their Subsidiaries in connection with the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Occupational Safety and Health Act, Executive Order No. 11246, the Family and Medical Leave Act, and the Age Discrimination in Employment Act or any similar Law, and (4) Sellers and their Subsidiaries have not received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Law to conduct an investigation with respect to or relating to Sellers or any of their Subsidiaries, and no such investigation is in progress.

                      (B) in respect of the UK Employees, no existing or former
               employee has in the last 12 months made any claim or charge, nor have Sellers or any of their Subsidiaries received any written notice or other communication stating or suggesting an intention on the part of one or more employees or any Governmental Entity to make any claim or charge or to commence any investigation under any Law relating to the employment of the UK Employees, including the UK Employment Rights Act 1996, the UK Transfer of Undertakings (Protection of Employment) Regulations ("TUPE"), the UK Sex Discrimination Act, the UK Race Relations Act 1976, the UK Disability Discrimination Act 1996 and the UK Data Protection Act 1998.

               (iv) Sellers and their Subsidiaries have complied, and are in compliance as of the Closing Date, with all applicable Law that relates to the employment of Employees of the Business, including, but not limited to, any Law relating to wages, hours, overtime compensation, unemployment insurance, workers' compensation, discrimination in employment and collective bargaining, and Sellers and their Subsidiaries are not liable for any material arrears of wages, Taxes, or penalties for failure to comply with any of the foregoing.

               (v) As of the Closing Date, Sellers and their Subsidiaries have not taken any action requiring compliance with the Worker Adjustment and Retraining Notification Act or any similar Law with respect to the US Employees.

               (vi) In respect of the US Employees, Schedule 2.1(m)(vi) sets forth a list of each U.S. or non-U.S. pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, fringe benefit, life insurance, long- or short-term disability, severance plan, health, group insurance or other welfare plan, or other similar plan, including any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") related to the Business and sponsored, maintained, contributed to or required to be contributed to by Sellers or any of their Subsidiaries, under which any of Sellers or any of their Subsidiaries have any current or future obligation or liability or under which any US Employee, former US employee (or beneficiary of any US Employee or former US employee), consultant or director of Sellers or any of their Subsidiaries have or may have any current or future rights (the term "US plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a

        "US Plan" and, collectively with the plans and Incentive Arrangements referred to at Section 2.1(m)(vii), and "the Plans").

               (vii) Schedule 2.1(m)(vii) sets forth of list of each UK share incentive, share option, profit sharing, bonus or other incentive arrangements ("UK Incentive Arrangements"), long or short term disability, pension plans ("UK Pension Plans"), severance plans, health, group insurance or other employee benefit plan for or affecting any UK Employee or former UK Employees (or beneficiary of any UK Employee or former UK Employee) who are or were engaged in the Business, together with full details of all awards allocated and options granted and the total potential liability of Sellers and the Related Entities in respect of any awards and options made under any Incentive Arrangements. Sellers and the Related Entities are not liable for any National Insurance contributions arising out of the grant, exercise or release of such awards and options which are not fully provided for in the Audited Accounts. In respect of all UK Incentive Arrangements, long or short term disability, pension plans, severance plans, health, group insurance or other employee benefit plan for or affecting any UK Employees or former UK Employees who are or were engaged in the Business, Sellers and the Related Entities have properly operated PAYE and National Insurance contributions systems by making such deductions as are required by UK law from all payments made or deemed to be or treated as made by it or on its behalf and by duly accounting to the Inland Revenue for all sums so deducted and for all other amounts for which it is required to account under the PAYE and National Insurance contributions systems.

               (viii) Sellers have delivered to Buyer true and complete copies of (A) each of the Plan for which a Plan document exists (and, if applicable, related trust agreements, annuity contracts, and insurance contracts), (B) a summary of each unwritten Plan, (C) the summary plan description for each Plan, (D) the latest annual report, if any, required to be prepared in connection with each Plan (including Form 5500 and any attachments thereto), and (E) the most recent IRS determination letter (if any) for each Plan (and any similar document in respect of non-U.S. Plans), and such determination letter (and any similar document in respect of any non-U.S. Plans), if favorable, has not been revoked.

               (ix) Each US Plan intended to be Tax qualified under Sections 401(a), 401(f), or 403(a) of the Code is, and has been determined by the IRS at all times to be, Tax qualified and the trust or trusts thereunder are qualified and exempt from Federal income Tax under Sections 401(a), 401(f), 403(a), and 501(a) of the Code, respectively, and, since such determination, no amendment to or failure to amend, written or unwritten interpretation of, or change in employee participation or coverage under, any such US Plan or any other circumstance that adversely affects the US Plan's Tax qualified status.

               (x) No US Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA.

               (xi) No US Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No US Plan is subject to Title IV of ERISA. During the past five years, neither Sellers nor any of their Subsidiaries contributed to or was obliged to contribute to an employee pension plan that was subject to Title IV of ERISA.

               (xii) So far as Sellers and their Subsidiaries are aware, there are no actions, claims, lawsuits or arbitrations (other than routine claims for benefits) pending, or, to the knowledge of Sellers and their Subsidiaries, threatened, with respect to any of the Plan or the assets of any of the Plans, and Sellers and their Subsidiaries have no knowledge of any facts which could give rise to any such actions, claims, lawsuits or arbitrations (other than routine claims for benefits). Sellers and their Subsidiaries have satisfied all material funding, compliance and reporting requirements for all Plans.

               (xiii) The consummation of the transactions contemplated by this Agreement will not (A) entitle any Employee of Sellers or any of their Subsidiaries to severance pay or termination benefits for which Buyer or any of its Subsidiaries may become liable, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Employee or former employee of Sellers or any of their Subsidiaries for which Buyer or any of its Affiliates may become liable, (C) except as set forth on Schedule 2.1(m)(xiii), entitle any Employee to any success fee, bonus or other similar special compensation, or (D) obligate Buyer or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, contributions or other benefits to any Employee, consultant or agent of Sellers or any of their Subsidiaries for periods before the Closing Date.

               (xiv) Schedule 2.1(m)(xiv) sets forth all persons (other than the Employees), retained or engaged by Sellers or their Subsidiaries for the purpose of providing services to customers or clients of the Business, together with the total compensation paid to each such person during the previous 12 months and a description of the services provided by each such person. Sellers have provided to Buyer true and complete copies of all contracts and agreements pursuant to which such persons have been engaged or retained by Sellers or their Subsidiaries.

               (xv) Neither the Sellers nor their Subsidiaries has given any undertaking or assurance to any UK Employee or to any widow, widower, child or dependant of any UK Employee as to the introduction, improvement or increase of any benefit of a kind listed in Schedule 2.1(m)(vii).

               (xvi) All lump sum death in service benefits which are not money purchase benefits and which are payable under the UK Pension Plans upon the death of any person whilst in employment are insured fully under a policy with a well known insurance company and, to the knowledge of Sellers and their Subsidiaries, there are no grounds on which that company might avoid liability under that policy. All other benefits payable under the UK Pension Plans are money purchase benefits. In this paragraph 'money purchase benefits' has the same meaning as in section 181(1) of the UK Pension Schemes Act 1993.

               (xvii) Contributions paid to the UK Pension Plans are not paid in arrears and all contributions and other amounts which have fallen due for payment have been paid punctually. To the knowledge of Sellers and their Subsidiaries, no fee, charge or expense relating to or in connection with the UK Pension Plans has been incurred but not paid.

               (xviii)The Sellers and their Subsidiaries (i) have observed and performed those provisions of the Sibson UK Retirement Plan which apply to it including any requirements necessary to obtain or retain Inland Revenue approval; and, (ii) may (without the consent of any person or further payment) terminate their liability to contribute to the Sibson UK Retirement Plan at any time subject only to giving such notice (if any) as is expressly provided for in the documentation containing the current provisions governing the Sibson UK Retirement Plan.

               (n) Accounts Receivable and Work-in-Progress. Schedule 2.1(n) contains a true aged list of unpaid accounts and notes receivable and work-in-progress owing to Sellers or their Subsidiaries related to the Business as of December 31, 2001, this Agreement, all of which are collectible in the ordinary course of business, subject to reserves set forth on such Schedule.

               (o) Clients and Customers.

               (i) Schedule 2.1(o)(i) contains (A) a true and complete list of the clients and customers of the Business for each of the years ended during the period from January 1, 1998 through December 31, 2001 and, as of the date hereof, any additions or deletions of clients and customers from such month end to the date of this Agreement, and (B) the name of the Employee principally responsible for providing services to and, if different, billing each such client and customer to whom the Business provided services during 2000 and 2001.

               (ii) Schedule 2.1(o)(ii) contains (A) a true and complete list of all contracts, agreements, retainers and accepted proposal letters pursuant to which the Business provides goods or services to its clients and customers (the "Client Contracts") in excess of $50,000 and (B) a true and correct description of (x) the terms and conditions of each oral Client Contract, (y) any and all disputes or defaults arising under or with respect to the Client Contracts in connection with which a client or customer has threatened, or is expected to, terminate its contract with Sellers or their Subsidiaries or claim for damages, and
        (z) all loans or advances made by Sellers or their Subsidiaries to or on behalf of clients and customers of the Business, which description includes the date of such loan or advance and the principal balance outstanding as of the date of this Agreement under each such loan or advance. The Client Contracts are valid and enforceable in accordance with their respective terms with respect to the parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles. To the knowledge of Sellers and their Subsidiaries, no client or customer of the Business has threatened to terminate, fail to renew or adversely modify any relationship with the Business.

               (iii) Schedule 2.1(o)(iii) sets forth as of December 31, 2000 and as of December 31, 2001 a statement of the backlog of firm orders and pipeline orders for the sale or lease of services relating to the Business for which revenues have not been recognized by Sellers or their Subsidiaries (the "Backlog Statements"). The Backlog Statements have been prepared in good faith using Sellers' standard procedures and criteria consistently applied. All proposals, contracts and commitments reflected in the Backlog Statements are included in the Acquired Assets.

               (iv) There are no existing or, to the knowledge of Sellers and their Subsidiaries, threatened service liability, warranty or other similar claims, or any reasonable basis upon which a material claim of such nature could be based, against Sellers or their Subsidiaries for services which are defective or fail to meet any service warranties. Since December 31, 2000, no claim has been asserted against Sellers or their Subsidiaries for renegotiation or price redetermination of any Business transaction, and, to the knowledge of Sellers and their Subsidiaries, there are no facts known to Sellers and their Subsidiaries upon which any such claim could be based.

               (p) Accounts Payable. Schedule 2.1(p) contains a true and complete list of all accounts payable of Sellers and their Subsidiaries in respect of the Business as of the date hereof, including a breakdown in each case of the name of the creditor, the amount payable and the date on which such account became payable. The Assumed Liabilities listed on Schedule 1.2(a) all were incurred in the ordinary course in connection with the Business, and Sellers have provided Buyer with all relevant documentation relating thereto.

               (q) Related Party Transactions. Except as set forth on Schedule 2.1(q), no current or former partner, director, officer, Employee or shareholder of Sellers or their Affiliates or any relative with a relationship of not more remote than first cousin of any of the foregoing, is presently, or during the twelve month period ending on the date hereof has been, (i) a party to any transaction related to the Business with Sellers or any of their Affiliates (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such partner, director, officer, Employee or shareholder) or (ii) to the knowledge of Sellers and their Subsidiaries, the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Business, nor does any such person receive income from any source other than Sellers and their Subsidiaries which relates to the Business or should properly accrue to the Business.

               (r) Taxes. Each of Sellers and their Subsidiaries has timely filed or caused to be filed all Tax Returns that are required to have been filed by it and all such Tax Returns are true, correct and complete in all material respects. Each of Sellers and their Subsidiaries has paid all Taxes due, whether or not shown on any Tax Return, except for any Taxes which such party is contesting in good faith and for which adequate reserves have been established in accordance with GAAP. Except with respect to Taxes not yet due and payable, none of the Acquired Assets is subject to any Lien arising in connection with the failure or alleged failure to pay any Tax. The charges, accruals and reserves for Taxes of Sellers and their Subsidiaries for any pre-Closing Tax period (including any Tax period for which no Tax Return has yet been filed) reflected on the books of Sellers and their Subsidiaries (excluding any provision for deferred Taxes) as disclosed to Buyer, are adequate to cover such Taxes. None of the Acquired Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code. To the knowledge of Sellers and their Subsidiaries, no event has occurred that could impose upon Buyer any transferee liability for any Taxes due or to become due from Sellers and their Subsidiaries. There are no outstanding waivers or agreements extending the application of any statute of limitations of any jurisdiction for any period with respect to Sellers and their Subsidiaries regarding the assessment or collection of any Tax. Sellers have made available to Buyer true and complete copies of all Tax Returns filed by or on behalf of Sellers and their Subsidiaries for each of the past three taxable years. Each of Sibson & Company, Sibson International and Sibson UK Holdings has been treated as a disregarded entity for U.S. Federal income Tax and, if applicable, state income Tax purposes from December 31, 2000 through the Closing Date.

               (s) Disclosure. All information furnished by Sellers and their Subsidiaries to Buyer for purposes of or in connection with this Agreement or any of the transactions contemplated hereby is, taken as whole and in light of the circumstances under which such information is furnished, true and accurate in all material respects on the date as of which such information is furnished, and true and accurate in all material respects on the date as of which such information is stated or certified. It is understood that the foregoing is limited to the extent that (i) projections have been made in good faith by the management of the Sellers and in the view of the Sellers' management are reasonable in light of all information known to Sellers and their Subsidiaries, and (ii) no representation or warranty is made as to whether the projected results will be realized.

               (t) Brokers. Other than Anderson Weinroth & Co., for whom Sellers are paying all fees and expenses, no agent, broker, investment banker, person or firm acting on behalf of Sellers or their Affiliates or under the authority of Sellers or their Affiliates are or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

               (u) Information Technology. For the purpose of this Section 2.1(u), all computer servers, database servers, mainframe computers or other computers used principally to process data for multiple users owned or leased by Sellers or their Subsidiaries or hosted for Sellers or their Subsidiaries in connection with the Business; all internal data networks; all leased or owned data telecommunications lines or virtual private networks of Sellers and their Subsidiaries used or held for use in connection with the Business; and all Internal Use Software operated on any of the foregoing shall be termed, collectively, the "Central IT Resources." For the purpose of clarity, the term "Central IT Resources" will not be deemed to include single-user resources such as personal computers limited to one principal user at a time. Sellers have delivered to Buyer a complete and accurate description of the components, architecture and operation of the Central IT Resources, and complete and accurate copies of the records of Sellers and their Subsidiaries respecting material episodes during which the Central IT Resources were unavailable, inaccessible or not operational to the degree reasonably necessary for the efficient, prompt and accurate conduct of the Business, except for scheduled maintenance or periods of no demand. Sellers are not aware of any reason Sellers or their Subsidiaries would not be able to obtain on commercially reasonable terms any additional Central IT Resources necessary for conducting the Business as currently conducted.

               (v) Nextera UK Limited. There are no suits, actions, claims, investigations or legal or administrative or arbitration proceedings related to the transfer of the UK Employees to Segal UK, and no such suits, actions, claims, investigations or legal or administrative or arbitration proceedings have been threatened. The representations and warranties of Nextera UK Limited in the UK Asset Transfer Agreement are true and correct.

               SECTION 2.2. Representations and Warranties by Buyer. Buyer represents and warrants to Sellers as follows:

               (a) Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, except where the failure, individually or in the aggregate, to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, operations or prospects of Buyer and its subsidiaries taken as a whole.

               (b) Authority; Binding Agreements. The execution and delivery of this Agreement and the Related Instruments to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. Buyer has all requisite corporate power and authority to enter into this Agreement and the Related Instruments to which Buyer is a party and to consummate the transactions contemplated hereby and thereby and this Agreement and the Related Instruments to which Buyer is a party have been, or upon execution and delivery thereof will be, duly executed and delivered by Buyer. This Agreement and the Related Instruments to which Buyer is a party are, or upon execution and delivery thereof will be, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

               (c) Conflicts; Consents. The execution and delivery of this Agreement and the Related Instruments to which Buyer is a party, the consummation of the transactions contemplated hereby and thereby and compliance by Buyer with the provisions hereof and thereof do not and will not (i) conflict with or result in a breach of the certificate of incorporation, by-laws, or other constitutive documents of Buyer, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, Permit, agreement or other instrument or obligation to which Buyer is a party or by which Buyer may be bound, (iii) violate any Law applicable to Buyer or Buyer's properties or assets or (iv) require the consent or approval by, or any notification of or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation of the transactions contemplated hereby.

               (d) Segal UK. The representations and warranties made by Segal UK in the UK Asset Transfer Agreement are true and correct.

               (e) Brokers. Other than BNY Capital Markets, Inc., for whom Buyer is paying all fees and expenses, no agent, broker, investment banker, person or firm acting on behalf of Buyer or under the authority of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

               SECTION 2.3. Survival. The representations and warranties contained in this Agreement (including the Schedules hereto), the Related Instruments, the UK Asset Transfer Agreement and in any document, instrument or certificate executed and delivered in connection herewith and therewith shall survive the consummation of the transactions contemplated hereby and shall terminate on third anniversary of the Closing Date, except that the representations and warranties set forth in Section 2.1(g) and Section 2.1(l) shall survive forever or until the applicable statute of limitations, if earlier and the representations and warranties set forth in Section 2.1(r) shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions thereof).

                                   ARTICLE III
                              ADDITIONAL AGREEMENTS

               SECTION 3.1. Expenses. Except as provided in this Section 3.1, each party hereto shall bear its own costs and expenses incurred in connection with the transactions contemplated hereby.

               SECTION 3.2. Conduct of Business. From the date hereof until the Closing Date, except as otherwise consented to by Buyer in writing, Sellers shall, and shall cause their Subsidiaries to, operate the Business only in the ordinary course of business consistent with past practice and, without limiting the generality of the foregoing, Sellers shall not, and shall cause their Subsidiaries not to, without the prior written consent of Buyer, directly or indirectly, cause, take or permit any state of affairs, action or omission described in clauses (i) through (xviii) of Section 2.1(f).

               SECTION 3.3. Further Assurances. Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV hereof are satisfied, insofar as such matters are within the control of any of them.

               SECTION 3.4. Additional Limitations. From the date hereof until the earlier of (i) the Closing Date and (ii) the date this Agreement is terminated in accordance with Section 6.2, Sellers shall not, and shall cause their Subsidiaries not to, permit any partner, director, officer or agent of Sellers or their Subsidiaries to, directly or indirectly, solicit or initiate, enter into or conduct, discussions concerning, or exchange information (including by way of furnishing information concerning Sellers or their Subsidiaries or the Business) or enter into any negotiations concerning, or respond to any inquiries or solicit, receive, entertain or agree to any proposals for, the acquisition of the Business, the Acquired Assets, or any substantial part thereof. In addition, during such time period, Sellers shall not, and shall cause their Subsidiaries not to, authorize, direct or knowingly permit any Employee, consultant or agent of Sellers or their Subsidiaries to do any of the foregoing and Sellers shall notify Buyer of the identity of any person who approaches Sellers or their Subsidiaries with respect to any of the foregoing.

               SECTION 3.5. Access and Information; Notification of Certain Matters.

               (a) From the date hereof until the first to occur of the Closing Date and the termination of this Agreement, Sellers shall, and shall cause their Subsidiaries to, permit Buyer and its representatives to make such investigation of the business, operations and properties of the Business as Buyer deems necessary or desirable in connection with the transactions contemplated hereby. Such investigation shall include access to the respective directors, officers, Employees, consultants, agents and representatives (including legal counsel and independent accountants) of Sellers and their Subsidiaries, clients and customers of the Business, and the properties, books, records and commitments of the Business. Sellers shall, and shall cause their Subsidiaries to, furnish Buyer and its representatives with such financial, operating and other data and information, and copies of documents with respect to the Business or any of the transactions contemplated hereby, as Buyer shall from time to time request. Such access and investigation shall be made upon reasonable notice and at reasonable places and times. Such access and information shall not in any way affect or diminish any of the representations or warranties hereunder or Buyer's rights to indemnification in respect of any breach thereof. Without limiting the foregoing, during such period, Sellers shall keep Buyer informed as to the operations of the Business and shall consult with Buyer with respect thereto as appropriate.

               (b) After the Closing Date, Buyer shall provide Sellers and their representatives with access to such financial information and similar records of the Business included in the Acquired Assets for any period prior to the Closing Date as shall be necessary for Sellers and their representatives to prepare Sellers' or their Subsidiaries' Tax Returns for calendar 2001, and that portion of 2002 prior to the Closing, to amend Tax Returns for any period prior to the Closing or to defend against Tax audits. Such access shall be made during ordinary business hours upon reasonable notice and at reasonable places and times.

               (c) From the date hereof and through the Closing, Sellers, on the one hand, and Buyer, on the other hand, shall give prompt notice of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty made by such person in this Agreement or in any Exhibit or Schedule hereto to be untrue or inaccurate in any respect as of the date hereof or as of the Closing Date, and (ii) any failure of any such party, or any of its respective Affiliates, to comply with or satisfy any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement or any Schedule or Exhibit hereto; provided, however, that such disclosure shall not be deemed to cure any breach of representation, warranty, covenant or agreement or to satisfy any condition. Sellers shall promptly notify Buyer of any default, the commencement or threat of any action, and any development or event that occurs before the Closing that could in any way materially affect Sellers, the Acquired Assets or the Business.

               SECTION 3.6.  Confidentiality; Non-Competition.

               (a) Until Closing, Buyer and Sellers each agree that all financial or other information about Buyer, Sellers or the Business, or other information of a confidential or proprietary nature, disclosed to the other at any time in connection with the proposed transaction shall be kept confidential by the party receiving such information and shall not be disclosed to any person or used by the receiving party (other than to its agents or employees or in connection with the transactions contemplated by this Agreement) except: (i) with the prior written consent of the disclosing party; (ii) as may be required by applicable Law or court process; (iii) such information which may have been acquired or obtained by such party other than through disclosure by the other party in connection with the transaction contemplated by this Agreement; (iv) such information which is or becomes generally available to the public other than as a result of a violation of this provision; or (v) disclosures by Buyer to Persons providing financing to Buyer or its Affiliates. Sellers shall continue to be bound by, and shall cause their Affiliates to comply with, the terms of this paragraph (a) after the Closing Date.

               (b) Sellers hereby acknowledge and recognize Sellers' possession of confidential or proprietary information and the highly competitive nature of the Business and accordingly agrees that, in consideration of Buyer entering into this Agreement and the other transactions contemplated hereby and the premises contained herein, neither Sellers nor any other company or business Affiliated or associated with the Sellers will, from and after the date of the Closing Date for a period of five years after the date of the Closing Date, for any reason whatsoever, either individually or as stockholder, partner, agent or principal of another business firm, (i) directly or indirectly engage in the North America or Europe in any business involving, directly or indirectly, the provision of executive compensation, benefits, human resources consulting and other services currently provided under the "Sibson" name, including services relating to management performance and rewards, employee performance and rewards, employee effectiveness, integration services, change management, talent management, sales force and call center effectiveness and human capital management (a "Competitive Business"), (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), or
(iii) induce employees of Buyer or any other Affiliate of or a company associated with Buyer or former employees of Sellers involved in the Business to terminate their employment with Buyer or such Affiliate or associated company, as the case may be, or solicit (or, for a period of one year following the Closing, hire) any employees of Buyer or any other Affiliate of or a company associated with Buyer or former employees of Sellers or their Subsidiaries involved in the Business to work with Sellers or any company or business Affiliated or associated with Sellers. Without limitation of the foregoing, Sellers shall, and cause their Subsidiaries to, take reasonable efforts to maintain and, at Buyer's request, to enforce existing non-compete, non-solicitation and confidentiality agreements with present or former employees of the Business who do not become employees of Buyer following the Closing.

               SECTION 3.7. Public Announcements. Buyer, on the one hand, and Sellers, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, press releases or other public statements, if any, with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or court process.

               SECTION 3.8.  Use of Name; UK Trademark; Passing Off.

               (a) Sellers acknowledge and agree that the names "The Sibson Consulting Group" and "Sibson" or any combination or derivation thereof are an Acquired Asset. Sellers shall, and shall cause each of their Subsidiaries to, as soon as practicable and in no event later than 30 days after the Closing Date, change their names and the names of their business groups so that such names do not include any combination or derivation of "The Sibson Consulting Group" or "Sibson".

               (b) Sellers shall procure that Castor LLC, the registered proprietor of the word only trade mark SIBSON registered in the United Kingdom No. 2106044 in classes 35, 36, 38, 41 and 42 (the "UK Trade Mark") owned by Sibson & Company, LLC, shall at the Closing Date deliver to Buyer (i) a duly executed assignment in the form attached hereto as Exhibit I, together with an authority from Castor LLC in favor of the Buyer or its designated agent to file a notice to surrender the UK Trade Mark at the United Kingdom Patent Office; and
(ii) the consent of Castor LLC in a form reasonably satisfactory to Buyer to the application by Buyer to register the name SIBSON as a trade mark in the United Kingdom in classes 35, 36, 38, 41 and 42 (the "New UK Trade Mark"), each in the form attached to such assignment and duly signed by Castor LLC. Sellers undertake to keep Buyer fully informed and to provide all such assistance as Buyer may reasonably require to enable Buyer to apply for and obtain a United Kingdom registration for the New UK Trade Mark. Buyer shall reimburse Sellers for their reasonable expenses in providing such assistance.

               (c) Sellers shall, and shall cause their Subsidiaries to, provide such assistance as Buyer may reasonably request in relation to any infringement, unfair competition, dilution, passing off or similar claim that Buyer may bring in the future against any third party based on a use of the "Sibson" name.

               (d) Notwithstanding anything to the contrary in this Agreement (or any other document ancillary to it), Sellers shall not be required to take any steps or do any thing in relation to the UK Trade Mark (including the production or presentation of original documents) which will give rise to any obligation to pay stamp duty in respect of any transaction involving the UK Trade Mark prior to the date of this Agreement. In the event that lodgement with the United Kingdom Trade Mark Registry of any document relating to the UK Trade Mark in respect of any such prior transaction give rise to any liability to pay stamp duty, the Buyers shall discharge such liability and any interest and penalties attributable thereto.

               SECTION 3.9. Certain Tax Matters.

               (a) All transfer taxes, stamp or other duties or governmental charges, and all recording or filing fees or similar costs, imposed or levied by reason of the transfer of the Acquired Assets ("Transfer Taxes"), shall be borne by in equal parts by Buyer, on the one hand, and Sellers, on the other hand. Buyer and Sellers will reasonably cooperate to lawfully minimize such Transfer Taxes. In the case of Transfer Taxes for which Buyer or any of its Affiliates is liable to the pertinent Taxing authority, Sellers shall at the Closing pay to Buyer the amount of such Transfer Taxes as reasonably estimated by Buyer, with subsequent additional payments by Sellers to Buyer or refunds of previous amounts paid by Sellers in the event it is subsequently determined that the amount of the subject Transfer Taxes was more or less than the estimated amounts. For the avoidance of doubt, it is understood and agreed that Section 4.1(b) of the UK Asset Transfer Agreement governs in respect of VAT potentially arising from the transactions contemplated by the UK Asset Transfer Agreement.

               (b) Sellers will cause to be included in their income Tax Returns and the income Tax Returns of their Subsidiaries for all periods or portions thereof ending on or before the Closing Date, all transactions and Tax items relating to the Acquired Assets and the operations of the Business during such periods or portions thereof. Sellers shall be responsible for, and shall indemnify and hold Buyer harmless from and against, all Taxes with respect to such transactions and Tax items and all other Taxes arising from the Acquired Assets and the operations of the Business during such periods or portions thereof.

               (c) Buyer shall be responsible for, and shall indemnify and hold Sellers harmless from and against, all Taxes (other than Transfer Taxes) arising from the Acquired Assets and the operations of the Business for all periods and portions of periods beginning after the Closing Date.

               (d) Sellers, on the one hand, and Buyer, on the other hand, will
(i) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, audit or other examination by any Taxing authority or judicial or administrative proceeding relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period.

               (e) The covenants contained in this Section 3.9 shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions thereof).

               SECTION 3.10. Software License. Sellers hereby grant to Buyer and its Affiliates, effective as of the Closing Date, a worldwide, fully paid up, royalty-free, perpetual, irrevocable and non-exclusive license to use the computer programs and software listed on Schedule 3.10 hereto (the "Licensed Software"). The foregoing license shall not include the right to sublicense the Licensed Software to any person that is not an Affiliate of Buyer.

               SECTION 3.11. Collection of Accounts Receivable. At the Closing, Buyer will acquire hereunder, and thereafter Buyer or its designated Affiliates shall have the right and authority to collect for Buyer's or its designated Affiliates' account, all receivables, letters of credit and other items which constitute a part of the Acquired Assets. Sellers shall, and shall cause their Subsidiaries to, promptly after receipt of any payment by Sellers or their Subsidiaries in respect of any of the foregoing, properly endorse and deliver to Buyer or its designated Affiliates any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items, and Buyer and its Affiliates shall have the right and authority to endorse, without recourse, the name of Sellers or any of its Subsidiaries on any check or similar negotiable instrument received by Buyer or any of its Affiliates constituting Acquired Assets transferred, conveyed and assigned to Buyer or any of its

Affiliates hereunder. After the Closing, (i) Sellers shall, and shall cause their Subsidiaries to, promptly transfer or deliver to Buyer or its designated Affiliates any cash or other property that Sellers may or any of their Subsidiaries may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Acquired Assets, and (ii) Buyer shall, and shall cause its Subsidiaries to, promptly transfer or deliver to Sellers any cash or other property that Sellers may or any of their Subsidiaries may receive in respect of any of the accounts receivable set forth on Schedule 1.1(b)(x). At Buyer's request, at or following the Closing, Sellers shall, and shall cause their Subsidiaries to, cooperate with Buyer in sending joint notices to customers and clients of the Business notifying such customers and clients of the transfer of the Business to Buyer and requesting payment of outstanding accounts receivable included in the Acquired Assets directly to Buyer or Buyer's designated Affiliates.

               SECTION 3.12. Certain UK Matters. Sellers shall take, and shall cause Nextera UK Limited to take, all action, and shall cause Nextera UK Limited to do all things necessary and proper to consummate and make effective, and to comply with the provisions of the UK Asset Transfer Agreement and all transactions contemplated thereby.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

               SECTION 4.1. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions unless waived by Buyer:

               (a) Representations and Warranties. The representations and warranties of Sellers contained herein that are qualified by materiality or subject to thresholds shall be true and correct in all respects and the representation and warranties of Sellers that are not so qualified contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and Sellers shall have performed and complied with all covenants and agreements required to be performed or complied with by Sellers on or prior to the Closing Date. As of the Closing Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, operations or prospects of the Business.

               (b) No Actions or Court Orders. No Governmental Entity or other person shall have instituted or commenced any action or proceeding which challenges or questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), business, assets, operations or prospects of Buyer or Sellers if the transaction contemplated hereby are consummated, or (ii) materially affect the right or ability of Buyer to own, operate, possess or transfer the Acquired Assets or the Business. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated hereby has become inadvisable or impractical by reason of the institution or threat by any person or Governmental Entity of litigation, and there shall not be in effect any Law of any Governmental Entity which makes illegal or enjoins the transactions contemplated by this Agreement.

               (c) Consents, Amendments and Terminations. Buyer shall have received duly executed and delivered copies of all waivers, consents, terminations and approvals contemplated by Section 2.1(d), all in form and substance reasonably satisfactory to Buyer.

               (d) Bill of Sale and Assignment. Sellers shall have delivered to Buyer the Bill of Sale conveying the personal property included in the Acquired Assets and the Assignment, each duly executed by Sellers.

               (e) [Reserved].

               (f) Transition Services Agreement. Sellers shall have duly executed and delivered to Buyer the Transition Services Agreement in substantially the form of Exhibit D.

               (g) UK Asset Transfer Agreement. Nextera UK Limited shall have duly executed and delivered to Segal UK, the UK Asset Transfer Agreement and the further agreements, instruments and other documents contemplated thereby.

               (h) Certificates. Buyer shall have received a certificate of an officer of Sellers in substantially the form of Exhibit E.

               (i) Opinion of Counsel. Buyer shall have received the opinion dated as of the Closing Date of Maron & Sandler, counsel to Sellers, in substantially the form of Exhibit F.

               (j) [Reserved].

               (k) Due Diligence. Buyer and its representatives shall have completed a due diligence review of the condition (financial or otherwise), assets, liabilities, operations and prospects of, and any other matters relating to, Sellers and their Subsidiaries and the results of such due diligence shall be satisfactory to Buyer in its sole discretion.

               (l) [Reserved].

               (m) Financing. Buyer shall have obtained on terms satisfactory to Buyer a credit facility from a bank or other financial institution(s) in an amount sufficient to permit Buyer to finance the payment of the Initial Installment.

               (n) FIRPTA Certificate. Each Seller shall have delivered a certificate, as described in Treasury Regulations Section 1.1445-2, certifying that such Seller is not a foreign person as defined in Section 1445(f)(3) of the Code.

               (o) Tax Certificate. Sellers shall have delivered any Tax clearance certificates and any other Tax certificates, consents or approvals, if any, required by any jurisdiction.

               (p) Certain Releases. Seller shall have received and delivered to Buyer releases from the Liens set forth on Schedule 2.1(g)(i), and such releases shall be in form and substance satisfactory to Buyer.

               (q) Other Documents. Buyer shall have received such other documents, certificates or instruments as it may reasonably request.

               SECTION 4.2. Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by Sellers:

               (a) Representations and Warranties. The representations and warranties of Buyer contained herein that are qualified by materiality or subject to thresholds shall be true and correct in all respects and the representations and warranties of Buyer that are not so qualified contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, and Buyer shall have performed and complied with all covenants and agreements required to be performed or complied with by Buyer on or prior to the Closing Date.

               (b) No Actions or Court Orders. No Governmental Entity or other person shall have instituted or commenced any action or proceeding which challenges or questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to have a materially adverse effect on Sellers if the transaction contemplated hereby are consummated. There shall have been no determination by Sellers, acting in good faith, that the consummation of the transactions contemplated hereby has become inadvisable or impractical by reason of the institution or threat by any person or Governmental Entity of litigation, and there shall not be in effect any Law of any Governmental Entity which makes illegal or enjoins the transactions contemplated by this Agreement.

               (c) Assignment, Trademark Assignment and Transition Services Agreement. Buyer shall have delivered to Sellers the Assignment and the Transition Services Agreement, each duly executed by Buyer.

               (d) UK Asset Transfer Agreement. Segal UK shall have duly executed and delivered to Nextera UK Limited the UK Asset Transfer Agreement and the further agreements, instruments and other documents contemplated thereby.

               (e) Certificate. Sellers shall have received a certificate of an officer of Buyer in substantially the form of Exhibit G.

               (f) Opinion of Counsel. Sellers shall have received the opinion dated as of the Closing Date of Covington & Burling, counsel of Buyer, in substantially the form of Exhibit H.

               (g) Releases from Employment Contracts. Sellers shall have received releases from their employment agreements with those Employees of the Business listed on Schedule 4.2(g) whom Buyer has indicated that it intends to employ or engage following the Closing.

               (h) Other Documents. Sellers shall have received such other documents, certificates or instruments as they may reasonably request.

                                    ARTICLE V
                                    INDEMNITY

               SECTION 5.1.  Indemnification.

               (a) Sellers shall jointly and severally indemnify and hold harmless Buyer, and its respective Affiliates, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, Liens, Taxes, penalties, obligations and expenses (collectively, "Losses") incurred or suffered by any such person arising from, by reason of or in connection with:

               (i) any breach of any representation, warranty or agreement of Sellers contained in this Agreement or any certificate or other document delivered by Sellers or their Subsidiaries hereunder;

               (ii) the non-fulfillment by Sellers or their Subsidiaries of any covenant or agreement made by Sellers in this Agreement;

               (iii) any condition existing relating to product or environmental liability prior to the Closing Date;

               (iv) the failure of Sellers or any Subsidiary of the Sellers to comply with any Tax Law applicable to the transactions contemplated by this Agreement;

               (v) except for the Assumed Liabilities, any and all liabilities or obligations of the Business, including any and all Unassumed Liabilities and any interest or penalties thereon;

               (vi) any act or omission of Sellers or their Subsidiaries in respect of Employees at any time up to and including the Closing Date or any other event or occurrence having its origin on or before the Closing Date and for which Buyer or any of its Affiliates (or any of their respective employees, agents or officers) may incur liability pursuant to TUPE;

               (vii) any salaries, wages, accrued vacation, bonuses, commissions, termination, severance or other benefits, retirement, pension or health entitlement or other compensation, emoluments or benefits relating to periods prior to the Closing Date;

               (viii) any termination or severance benefits payable to administrative employees at the Princeton, Rochester and Raleigh facilities of the Business that are terminated no later than 180 days following the Closing Date;

               (ix) any obligations, rents or other liabilities under or in respect of any Transferred Office Lease arising with respect to or otherwise relating to any period prior to the Closing Date;

               (x) any defect in title arising from transfers of assets among Sellers or any of the Related Entities;

               (xi) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (x) of this Section 5.1(a).

               (b) Buyer shall indemnify and hold harmless Sellers, and their respective Affiliates, directors, officers, employees and other agents and representatives, from and against any and all Losses incurred or suffered by any such person arising from, by reason of or in connection with:

               (i) any breach of any representation, warranty or agreement of Buyer contained in this Agreement or any certificate or other document delivered by Buyer hereunder;

               (ii) the non-fulfillment by Buyer of any covenant or agreement made by it in this Agreement;

               (iii)  all Assumed Liabilities;

               (iv) liabilities and obligations arising out of the Business on Acquired Assets to the extent attributable to actions or omissions of Buyer in connection with the conduct of the Business by Buyer after the Closing;

               (v) any obligations, rents or other liabilities under or in respect of any Transferred Office Lease arising with respect to or otherwise relating to any period after the Closing Date;

               (vi) the employment of the UK Employees on or after the Closing Date, and any event or occurrence having its origin after the Closing Date and for which Seller or their Subsidiaries (or any of their respective employees, agents or officers) may incur liability pursuant to TUPE;

               (vii) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (vi) of this Section 5.1(b).

               (c) In the event that subsequent to the Closing Date any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement against such Indemnified Party, for which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 5.1, promptly notify the Indemnifying Party in writing of the claim or the commencement of that action, provided, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party unless the Indemnifying Party is materially prejudiced in its ability to defend such action. With respect to third party claims for which indemnification is claimed hereunder, the Indemnifying Party shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party, and to settle and compromise any such claim or action for money damages alone; provided, however, that if the Indemnified Party has elected to be represented by separate counsel pursuant to the proviso below, or if such settlement or compromise does not include an unconditional release of the Indemnified Party for any liability arising out of such claim or action, such settlement or compromise shall be effected only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld. It shall not be unreasonable for the Indemnified Party to withhold consent to any settlement that does not contain such an unconditional release of the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 5.1 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or of assistance as contemplated by this Section 5.1; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the opinion of counsel to the Indemnified Party, it is advisable for the Indemnified Party to be represented by separate counsel due to actual or potential conflicts of interest, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnifying Party; provided, however, that in no event shall the Indemnifying Party be responsible for the fees of more than one counsel to the Indemnified Party. The Indemnified Party and the Indemnifying Party shall each render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or proceeding.

               (d) The parties hereto agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law. Adjustments for indemnification payments relating to the Acquired Assets or the Business in the United Kingdom shall be allocated to the Acquired Assets located in the United Kingdom, and adjustments for indemnification payments relating to the Acquired Assets or the Business in the United States shall be allocated to the Acquired Assets located in the United States.

               (e) The amount of any indemnification or reimbursement payment required pursuant to this Agreement shall be (A) reduced by (x) the amount of any insurance recoveries actually received by the Indemnified Party and (y) any net Tax benefit actually realized by the Indemnified Party and (B) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of any payment hereunder (grossed up for such increase). In the event that any claim for indemnification asserted hereunder is, or may be, the subject of Sellers' or any party's hereto insurance or other right to indemnification or contribution from any third party (a "Third Party Contributor"), the Indemnified Party agrees to promptly notify the applicable insurance carrier of such claim and tender defense thereof to such carrier, and shall also promptly notify any potential Third Party Contributor. Each Indemnified Party shall pursue, at the cost and expense of the Indemnifying Party, such claims diligently and reasonably cooperate, at the cost and expense of the Indemnifying Party, with each such insurance carrier and Third Party Contributor, and make no claim for indemnification hereunder for a period of thirty days after making a claim for such insurance or contribution. If insurance coverage or contribution is denied, or if no resolution of an insurance or contribution claim shall have occurred within such thirty days, the Indemnified Party may proceed for indemnification hereunder, and such Indemnifying Party shall be subrogated to the rights of the Indemnified Party against such insurance carrier. For the purposes of this Agreement, an Indemnified Party shall be deemed to have actually realized a net Tax benefit or incurred a net Tax cost to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Party is reduced below or increased above, as the case may be, the amount of Taxes that such Indemnified Party would be required to pay but for the accrual or receipt of, suffering or incurrence of, or payment of such damages, each as the case may be.

               SECTION 5.2.  Limitations.

               (a) The indemnification and reimbursement obligations arising out of Section 5.1(a)(i) or Section 5.1(b)(i) hereunder shall expire on the third anniversary of the Closing Date (the "Expiration Date"), except (i) as to any claims for, or any claims that may result in, any liability, judgment, claim, settlement, loss, damage, fee, Lien, Tax, penalty, obligation or expense for which indemnity may be sought hereunder of which the Indemnifying Party has received written notice from the Indemnified Party on or before the Expiration Date or (ii) as to any representation or warranty expressly surviving such period as set forth in Section 2.3.

               (b) The total indemnification obligations of Sellers (other than for claims relating to Unassumed Liabilities or relating to or arising out of fraud or Section 3.6 (collectively the "Excluded Claims")) to Buyer pursuant to this Article V shall not exceed the Purchase Price in the aggregate. Notwithstanding anything to the contrary set forth in this Agreement, the indemnification obligations of Sellers with respect to Excluded Claims shall not count towards, or be subject to, the limitations set forth in the first sentence of this paragraph (b) or the $100,000 deductible set forth in Section 5.2(c), and there shall be no limitation on such indemnification obligations. The total indemnification obligations of Buyer to Sellers pursuant to this Article V (other than for claims in respect of Assumed Liabilities) shall not exceed (x) with respect to obligations or liabilities arising from or in connection with a failure of the closing to occur or any termination of this Agreement, an aggregate amount of $300,000, and (y) in respect of other indemnification obligations, an aggregate amount of $2,000,000. For purposes of calculating the total indemnification obligations of the parties pursuant to this Article V, (i) legal fees and expenses incurred by an Indemnifying Party in the defense of an Indemnified Party against a third party claim shall be included and (ii) costs and expenses incurred or reimbursed by an Indemnifying Party in connection with the pursuit of insurance or third party indemnification or contribution claims pursuant to Section 5.1(e) shall be excluded.

               (c) Neither party to this Agreement shall be entitled to indemnification pursuant to Sections 5.1(a)(i) or Section 5.1(b)(i), unless the aggregate Losses to such party with respect to all such claims for indemnification exceed $100,000, in which case the other party shall be obligated, subject to the limitations set forth in paragraphs (a) and (b) of this Section 5.2, to pay in full the aggregate amount of such Losses.

               SECTION 5.3. No Election; Set-Off. In the absence of fraud, the indemnification rights provided in this Article V shall be the sole and exclusive remedy available to any of the parties to this Agreement for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement contained herein or in the Bill of Sale, the Assignment, the UK Asset Transfer Agreement or the further agreements and instruments delivered pursuant to this Agreement; provided, however, that injunctive relief shall be available for claims arising under Sections 3.5(b) and 3.6. Notwithstanding anything to the contrary in this Agreement, Buyer shall be entitled to set off and withhold any amounts owing to Buyer under Section 1.3(b) and the amount of any Losses for which Buyer has made a claim for indemnification pursuant to this Article V against any amounts due to Seller or their Subsidiaries, including any amounts due pursuant to Sections 1.3(b), 1.3(c) and 1.3(d) hereof.

                                   ARTICLE VI
                                  MISCELLANEOUS

               SECTION 6.1. Entire Agreement. This Agreement and the Schedules and Exhibits hereto contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties.

               SECTION 6.2.  Termination.

               (a) This Agreement shall terminate on the earlier to occur of any of the following events:

               (i)    the mutual written agreement of Buyer and Nextera;

               (ii) by written notice of Buyer to Sellers or of Sellers to Buyer, if the Closing shall not have occurred prior to the close of business on ____________, 2002;

               (iii) by written notice of Buyer to Sellers, if either Seller shall have materially breached any of its representations, warranties or agreements contained herein; or

               (iv) by written notice of Sellers to Buyer, if Buyer shall have materially breached any of its representations, warranties or agreements contained herein.

               (b) Nothing in this Section shall relieve any party of any liability for a breach of this Agreement prior to the termination hereof. Except as aforesaid, upon the termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except their obligations under Sections 3.1, 3.6, 3.7, 3.9, Article V and this Section 6.2.

               SECTION 6.3.  Definitions.

               (a) The following terms shall have the following meanings for purposes of this Agreement:

        "Affiliate" means, with respect to any person, any person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified person.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "control" as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that person, whether through ownership of voting securities or otherwise.

        "Copyrights" means all copyrights, copyright applications and copyright registrations and foreign counterparts thereof, including all rights to computer software programs (including object and source code, program documentation, disks, tapes, manuals, guides and other materials with respect thereto) and rights to databases of any kind under the Law of any jurisdiction.

        "Governmental Entity" means shall mean any Federal, state, local or foreign government or any court of competent jurisdiction, legislature, governmental agency, administrative agency or commission or other governmental authority or instrumentality anywhere in the world.

        "Intellectual Property" means Patents, Trademarks, Copyrights, and Know-How.

        "Know-How" means all inventions, discoveries, trade secrets, improvements, formulae, practices, processes, methods, technology, know-how, ideas, compositions, customer data and confidential or proprietary information, whether or not patentable and whether or not reduced to practice, including any of the foregoing in the process of development.

        "Law" means any Federal, state, local and foreign law, statute, rule, regulation, ordinance or interpretation or any order, writ, judgment, injunction or decree, as amended, updated or revised from time to time.

        "Lien" means any lien (statutory or otherwise), claim, charge, option, security interest, pledge, mortgage, restriction, financing statement or similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

        "Patents" means patents, design patents, patent applications, patent disclosures, and improvements thereto, utility models and similar related rights under the Law of any jurisdiction and all registrations, applications and foreign counterparts thereof, and any foreign equivalents, additions, divisions, continuations, continuations in-part, substitutions, reissues, extensions and renewals of any of the foregoing.

        "Permits" means any governmental licenses, permits, approvals, registrations, certificates of occupancy and license and permit applications.

        "person" means any individual, group, corporation, partnership or other organization or entity (including any Governmental Entity).

        "Related Entities" means Sibson International, Sibson AP LLC, Sibson UK Holdings, The Alexander Corporation, Nextera UK Limited, Nextera UK Interactive, Scanada, Inc., and Sibson Canada.

        "Related Instruments" means the Bill of Sale, the Assignment, the UK Asset Transfer Agreement and the Transitional Services Agreement.

        "Segal UK" means Sibson Segal UK Limited, a limited liability company organized under the laws of England and Wales and a wholly-owned Subsidiary of Buyer.

        "Senior Debt" means the term loans drawn by Buyer pursuant to the Credit Agreement by and among Buyer, as Borrower, the Lenders party thereto, and JP Morgan Chase Bank, as Administrative and Collateral Agent and Arranger, for purposes of financing the transactions contemplated hereby.

        "Subsidiary" means, with respect to any person, any person which, directly or indirectly, is controlled by the specified person.

        "Tax" means any and all Federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on Sellers or their Subsidiaries, including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties.

        "Tax Return" means returns, reports, information statements and other documentation (including any additional or supporting materials) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include an amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

        "Trademarks" means trademarks, trade names, trade dress, logos, service marks, service names, domain names and any other source identifiers, and all registrations, applications for registration, renewals and foreign counterparts thereof and all goodwill associated therewith.

               (b) The following terms are defined in the following Sections of this Agreement:

              Term                                                Section
              ----                                                -------
              Acquired Assets                                         1.1
              Agreement                                          Preamble
              Assignment                                           1.5(b)
              Assumed Liabilities                                  1.2(a)
              Average Gross Revenue                                1.3(c)
              Backlog Statements                              2.1(o)(iii)
              Bill of Sale                                         1.5(a)
              Business                                           Preamble

              Term                                                Section
              ----                                                -------
              Buyer                                              Preamble
              Central IT Resources                                 2.1(u)
              Client Contracts                                 2.1(o)(ii)
              Closing                                                 1.4
              Closing Date                                            1.4
              Closing Date Balance Sheet                        1.3(b)(i)
              Closing Date Customer List                           4.1(e)
              Competitive Business                                 3.6(b)
              Cumulative Gross Profits                             1.3(d)
              Earnout Adjustment                                   1.3(d)
              Earnout Statement of Operations                   1.3(d)(i)
              Employee                                          2.1(m)(i)
              Employment Agreements                                4.1(l)
              ERISA                                            2.1(m)(vi)
              Excluded Assets                                      1.1(b)
              Excluded Claims                                      5.2(b)
              Expiration Date                                      5.2(a)
              Financial Statements                              2.1(e)(i)
              GAAP                                              1.3(b)(i)
              Gross Revenue                                        1.3(c)
              Holdback Amount                                      1.3(a)
              Indemnified Party                                    5.1(c)
              Indemnifying Party                                   5.1(c)
              Initial Installment                                  1.3(a)
              Internal Use Software                            2.1(h)(iv)
              Licensed Software                                      3.10
              Losses                                               5.1(a)
              Month End                                            4.1(e)
              Necessary Intellectual Property                      2.1(h)
              New UK Trade Mark                                    3.8(b)
              Nextera                                            Preamble
              Nextera UK Limited                              1.1(b)(vii)
              Nextera UK Interactive                          1.1(b)(vii)
              Non-Competition Covenant                             1.3(a)
              Plan                                             2.1(m)(vi)
              Purchase Price                                       1.3(a)
              Revenue Adjustment                                   1.3(c)

              Term                                                Section
              ----                                                -------
              Scanada Inc.                                    1.1(b)(vii)
              Sellers                                            Preamble
              Sibson AP LLC                                   1.1(b)(vii)
              Sibson Canada                                   1.1(b)(vii)
              Sibson & Company                                   Preamble
              Sibson International                            1.1(b)(vii)
              The Alexander Corporation                       1.1(b)(vii)
              Third Party Contributor                              5.1(e)
              Transfer Taxes                                       3.9(a)
              Transferred Office Leases                        1.1(a)(iv)
              TUPE                                            2.1(m)(iii)
              UK Accounts                                     2.1(e)(iii)
              UK Asset Transfer Agreement                          1.5(c)
              UK Employees                                      2.1(m)(i)
              UK Incentive Arrangements                       2.1(m)(vii)
              UK Lease                                        1.1(b)(iii)
              UK Pension Plans                                2.1(m)(vii)
              UK Trade Mark                                        3.8(b)
              Unassumed Liabilities                                1.2(a)
              US Employees                                      2.1(m)(i)
              Working Capital                                      1.3(b)
              Working Capital Adjustment                           1.3(b)


               SECTION 6.4.  Descriptive Headings; Certain Interpretations.

               (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

               (b) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry into the subject matter of such representation, warranty or other statement. References to the knowledge of Sellers shall mean the knowledge of any of David Schneider, Michael Muldowney, Michael Dolan, Vincent Perro, Jerry Post, Kathy Hartmann, Susan Smith, and the respective office leaders and practice leaders of the Business.

               (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a person includes its permitted successors and assigns; (v) a reference to generally accepted accounting principles (or GAAP) refers to United States generally accepted accounting principles; and (vi) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.

               SECTION 6.5. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Buyer, to:

               THE SEGAL COMPANY
               One Park Avenue
               New York, NY 10016
               Facsimile:  (212) 251-5480
               Attention:  Howard Fluhr, President and Chief Executive Officer

with a copy to:

               THE SEGAL COMPANY
               One Park Avenue
               New York, NY 10016
               Facsimile:  (212) 251-5480
               Attention:  Frances Milberg, General Counsel

and with a copy to:

               COVINGTON & BURLING
               1330 Avenue of the Americas
               New York, NY  10019
               Facsimile:  (212) 841-1010
               Attention:  Scott F. Smith, Esq. and Philipp Tamussino, Esq.

If to Sellers to:

               NEXTERA ENTERPRISES, INC.
               343 Congress Street
               Suite 2100
               Boston, MA  02210-1215
               Facsimile:
               Attention:  Chief Executive Officer
with a copy to:

               MARON & SANDLER
               844 Moraga Drive
               Los Angeles, CA  90049
               Facsimile:  (310) 440-3690
               Attention:  Stanley E. Maron, Esq.

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received if delivered personally, upon receipt of the transmission report if delivered by facsimile or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

               SECTION 6.6. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

               SECTION 6.7. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

               SECTION 6.8. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

               SECTION 6.9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto, provided, however, that Buyer may, without prior consent of Sellers, assign any and all of its rights or obligations under this Agreement to any Affiliate of Buyer or to any Person providing financing to Buyer or any of its Affiliates.

               SECTION 6.10. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the Law. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

               SECTION 6.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

               SECTION 6.12. CONSENT TO JURISDICTION. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY NOTICE IN THE MANNER SPECIFIED IN SECTION 6.5.

                          [CONTINUED ON FOLLOWING PAGE]

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            THE SEGAL GROUP, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            NEXTERA ENTERPRISES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            SIBSON & COMPANY LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: